EXHIBIT 4.4

CONFORMED THROUGH

FOURTH AMENDMENT

KRAFT FOODS GLOBAL, INC. THRIFT PLAN

(As Amended and Restated Effective

As of January 1, 2003)

Mayer, Brown, Rowe & Maw

Chicago

CERTIFICATE OF ADOPTION

By virtue of the amending authority reserved to the Management Committee for Employee Benefits (the “Committee”) in subsection 14.1 of the Kraft Foods North America, Inc. Thrift Plan (the “Plan”), and pursuant to the authority delegated to the undersigned by the Committee, the Plan is hereby amended, restated, and continued, effective as of January 1, 2003, in the form set forth herein.

IN WITNESS WHEREOF, the undersigned has executed this amendment and restatement this 31st day of December, 2003.

By:	/s/ JILL K. YOUMAN
Its: Vice-President, Human Resources, Benefits

i

v

Page

Supplement A -	Top-Heavy Provisions

Supplement B -	Special Benefit Schedule for Former Participants in the H. F. Behrhorst & Son, Inc. Employees Profit Sharing Plan

Supplement C -	Special Benefit Schedule for Former Participants in the Profit Sharing Plan for Mueller Foodservice Corp.

Supplement D -	Special Benefit Schedule for Former Participants in the Tombstone Pizza Corporation Profit Sharing Plan

Supplement E -	Special Benefit Schedule for Former Participants in the Churny Company, Inc. Profit Sharing Plan

Supplement F -	Special Benefit Schedule Applicable to Employees of the California Vegetable Concentrates Division

Supplement G -	Special Benefit Schedule for Former Participants in the Lender’s Bagel Bakery, Inc. Profit Sharing Plan

Supplement H -	Special Benefit Schedule for Former Participants in the Capri Sun, Inc. Retirement Savings Plan

Supplement I -	Special Benefit Schedule for Former Participants in the Jack’s Frozen Pizza, Inc. 401(k) Profit-Sharing Plan

Supplement J -	Special Benefit Schedule for Former Participants in the Salary Reduction and Voluntary Investment Plan for Salaried Employees of Oscar Mayer Foods Corporation

Supplement K -	Special Benefit Schedule for Former Participants in the RJR Nabisco Capital Investment Plan

Page

Supplement L -	Special Benefit Schedule for Former Participants in the Entenmann’s, Inc. Employee Savings Plan

Supplement M -	Special Benefit Schedule for Former Participants in the Freihofer Savings and Profit Sharing Plan

Supplement N -	Special Benefit Schedule for Former Participants in the Balance Bar Company 401(k) Plan

Supplement O -	Special Benefit Schedule for Former Participants in the Long Term Savings Plan for Hourly Employees

Supplement P -	ESOP Fund Provisions

Supplement Q -	Nabisco Participants

Supplement R -	Minimum Distribution Requirements After 2001

Supplement S -	Special Benefit Schedule for Former Participants in the Veryfine Products, Inc. Retirement Savings Plan

INDEX OF DEFINED TERMS

Section	Defined Term

1.9	Access System
1.5	Accounting Date
7.1	Accounts
7.1(c)	After-Tax Account
4.2	After-Tax Contribution
6.1	Altria Group
6.1	Altria Group Common Stock
6.1	Altria Group Stock Fund
8.3	Annual Additions
7.1(b)	Before-Tax Account
4.1	Before-Tax Contribution
11.6	Beneficiary
15.2(c)	Business Combination
15.2	Change of Control
1.1	Code
1.2	Committee
1.3	Committees
6.1(c)	Common Stock
1.1	Company
8.2	Compensation
3.1(b)	Computation Period
8.9	Contribution Percentage
8.7	Deferral Percentage
11.1(c)	Distribution Date
1.1	Effective Date
4.6	Eligible Compensation
1.2	Employer
6.1	Employer Common Stock
6.2(a)	Equity Fund
1.3	ERISA
1.3	ESOP Fund
8.10	Excess Aggregate Contributions
8.8	Excess Contributions
6.5	Ex-dividend Date
8.7	Family Member
3.1	Full-time employee
1.3	Fund
1.04	GF Plan
10.3	Hardship
8.9	Highly Compensated

8.7	Highly Compensated Group
Contribution Percentage
8.7	Highly Compensated Group
8.7	Highly Compensated Group
Deferral Percentage
3.2	Hour of Service
6.2(b)	Interest Income Fund
1.3	Investment Committee
6.1	Investment Funds
7.1(f)	IRA Account
11.3(a)	Joint and Survivor Annuity
6.1	Kraft Foods Common Stock
6.1	Kraft Foods Stock Fund
2.5	Leased Employee
6.2(e)	Loan Fund
7.1(a)	Matching Account
5.1	Matching Contribution
7.9	Non-highly Compensated Group
Contribution Percentage
8.7	Non-highly Compensated Group
Deferral Percentage
3.3	One Year Break in Service
15.2(a)	Outstanding Parent Voting Securities
2.1	Participant
1.9	PIN
1.1	Plan
1.4	Plan Year
3.4	Predecessor Employer
1.3	Profit Sharing Fund
7.1(d)	Qualified Matching Account
5.2	Qualified Matching Contribution
1.2	Related Company
11.5(b)	Required Beginning Date
7.1(d)	Rollover Account
4.8	Rollover Contribution
8.3	Section 415 Affiliate
9.4	Separation from service
3.4	Subsidiary
9.3	Termination Date
1.3	Trust
1.3	Trust Agreement
1.3	Trustee
6.2(d)	U.S. Government Securities Fund
3.1, 9.1	Year of Service

KRAFT FOODS GLOBAL, INC. THRIFT PLAN

(As Amended and Restated Effective
As of January 1, 2003)

SECTION 1

General

1.1.          History, Purpose and Effective Date. Kraft Foods Global, Inc. (known as Kraft Foods North America, Inc. prior to March 19, 2004) (the “Company”), a Delaware corporation, maintains the Kraft Foods Global, Inc. Thrift Plan (previously known as Kraft Foods North America, Inc. Thrift Plan) (the “Plan”), to encourage eligible employees to save a portion of their earnings on a regular basis and to accumulate capital for their future economic security. The Plan, which was originally adopted effective as of January 1, 1979, as a profit sharing plan, is qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and includes a cash or deferred arrangement qualified under section 401(k) of the Code. Effective on and after December 15, 2001, the Plan is comprised of two portions:  one portion continues to be a profit sharing plan (including a cash or deferred arrangement) intended to continue to meet the requirements of sections 401(a) and 401(k) of the Code; the other portion consists of a stock bonus plan that is an employee stock ownership plan intended to meet the requirements of sections 401(a) and 4975(e)(7) of the Code. The following provisions constitute an amendment, restatement and continuation of the Plan as in effect immediately prior to January 1, 2003, the “Effective Date” of the Plan as set forth herein.

1.2.          Related Companies and Employers. The term “Related Company” means any corporation or trade or business during any period during which it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code. The Company and each Related Company which adopts the Plan with the consent of the Management Committee for Employee Benefits (the “Committee”) are referred to below collectively as the “Employers” and individually as an “Employer”.

1.3.          Plan Administration, Trust and Fiduciary Responsibility. The authority to control and manage the non-investment operations of the Plan is vested in the Committee, as more fully described in subsection 13.1. Except as otherwise expressly provided herein, the Committee shall have the rights, duties and obligations of an “administrator” as that term is defined in section 3(16)(A) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and of a “plan administrator” as that term is defined in section 414(g) of the Code. The authority to control and manage the investment operations of the Plan is vested in the Benefits Investment Committee (the “Investment Committee”), as more fully described in Section 6A. The Committee and the Investment Committee are collectively referred to as the “Committees”. The Company and the Committees shall be “named fiduciaries,” as described in section 402 of ERISA, with respect to their authority under the Plan. All assets of the Plan will be held, managed and controlled by one or more trustees (the “Trustee”) acting under a “Trust” established pursuant to a “Trust Agreement” which forms a part of the Plan. As of the Effective Date, the assets of the Plan are held under the Kraft Foods Master Defined Contribution Trust established pursuant to the Master Savings Plan Trust Agreement by and among the Corporate Employee Plans Investment Committee of Philip Morris Companies Inc., the Compensation and Governance Committee of the Board of Directors of Kraft Foods Inc., Philip Morris Companies Inc., Kraft Foods Inc. and Bankers Trust Company, Trustee, dated as of November 1, 2001. The Trust fund established under the Trust Agreement (the “Fund”) is comprised of the “Profit Sharing Fund” and the “ESOP Fund.”  The Profit Sharing Fund consists of all the Investment Funds described in subsection 6.1 of the Plan, except the Subparts thereof which are designated as the ESOP Fund. The ESOP Fund consists of the Subparts of those Investment Funds described in subsection 6.1 which are designated therein as the ESOP Fund. No contributions to the Plan of any kind shall be made to the ESOP Fund; provided, however, that intraplan transfers to the ESOP Fund shall be made in accordance with the provisions of subsection 6.5. The Altria Group Stock Fund and the Kraft Foods Stock Fund described in subsection 6.1 of the Plan (including the Subparts thereof designated as the ESOP Fund) are designed to invest solely in qualifying employer securities (within the meaning of section 409(l) and 4975(e)(8) of the Code), except for cash reserves for the purposes set forth in subsection 6.1. For this purpose, the term “qualifying employer securities” means common stock of the Employer or a Related Company which is readily tradeable on an established securities market.

1.4.          Plan Year. The term “Plan Year” means the twelve-consecutive-month period beginning on each January 1 and ending on the following December 31.

1.5.          Accounting Dates. The term “Accounting Date” means each business day as determined by the Committee in its sole discretion.

1.6.          Applicable Laws. The Plan shall be construed and administered in accordance with the internal laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

1.7.          Gender and Number. Where the context permits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

1.8.          Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee (or its delegate), in care of the Company, at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

1.9.          Form of Election and Signature. Unless otherwise specified herein, any election or consent permitted or required to be made or given by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be made in writing or shall be given by means of such interactive telephone system or Internet connection as the Committee may designate from time to time as the vehicle(s) for executing regular transactions under the Plan (referred to generally herein as the “Access System”). Each

Participant shall have a password for purposes of executing transactions through the Access System, and entry by a Participant of his password shall constitute his valid signature for purposes of any transaction the Committee determines should be executed by means of the Access System, including but not limited to enrolling in the Plan, electing contribution rates, making investment choices, executing loan documents, and consenting to a withdrawal or distribution. Any election made through the Access System shall be considered submitted to the Committee on the date it is electronically transmitted.

1.10.        Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

1.11.        Action by Employers. Any action required or permitted to be taken by any Employer which is a corporation shall be by resolution of its Board of Directors or a duly authorized committee thereof, or by a duly authorized officer of the Employer. Any action required or permitted to be taken by any Employer which is a partnership shall be by a general partner of such partnership or by a duly authorized officer thereof.

1.12.        Plan Supplements. The provisions of the Plan as applied to any Employer or any group of employees of any Employer may be modified or supplemented from time to time by the Committee by the adoption of one or more Supplements. Each Supplement shall form a part of the Plan as of the Supplement’s effective date. In the event of any inconsistency between a Supplement and the Plan document, the terms of the Supplement shall govern.

1.13.        Defined Terms. Terms used frequently with the same meaning are defined throughout the Plan. The Index of Defined Terms contains an alphabetical listing of all such terms and the subsections in which they are defined.

1.14.        Compliance With USERRA. Notwithstanding any provisions of the Plan to the contrary, contributions and benefits with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

SECTION 2

Participation in Plan

2.1.          Eligibility for Participation. Subject to the provisions of subsection 2.6, participation in the Plan is voluntary. An eligible employee who elects to participate (or who is deemed to elect to participate pursuant to subsection 2.6) (in either case, a “Participant”) shall commence participation on the date determined under subsection 2.2. Subject to the conditions and limitations of the Plan, each individual who was a Participant in the Plan immediately prior to the Effective Date will continue as such on and after that date, and each other employee of an Employer who was not a Participant immediately prior to the Effective Date will be eligible to participate in the Plan on the date he meets the following eligibility requirements:

(a)           he has completed one Year of Service (as defined in subsection 3.1);

(b)           contributions are not being made on his behalf to another defined contribution plan intended to be qualified under section 401(a) of the Code that is sponsored by an Employer or a Related Company;

(c)           he is not a member of either (i) a collective bargaining unit as to which retirement benefits have been the subject of good faith bargaining unless the Plan has been extended to the collective bargaining unit under a currently effective collective bargaining agreement, (ii) a unit of agricultural workers or (iii) any other group of employees who have specifically been excluded from participation in the Plan by Committee action; and

(d)           he does not perform services for an Employer under a contract, agreement or arrangement that purports to treat him as either an independent contractor or the employee of a leasing organization, agency, vendor or any other third-party, even if he is subsequently determined (by judicial action or otherwise) to have instead been a common law employee of such Employer.

Notwithstanding the foregoing provisions of this subsection 2.1, if an individual is employed or reemployed by an Employer on or after the date on which he first completes one Year of Service, he shall be eligible to become a Participant in the Plan on the first day on which he meets the requirements of paragraphs (b) and (c) of this subsection 2.1. Effective May 1, 1998 a regular full-time employee or a regular part-time salaried employee scheduled to work at least 1,000 hours per year who otherwise is eligible under this subsection 2.1 may begin to participate in the Plan for purposes of Section 4 immediately, even though he has not completed a Year of Service, although eligibility for matching contributions under Section 5 is still conditioned on satisfaction of paragraph (a) above. Hourly part-time employees, and salaried part-time employees scheduled to work fewer than 1,000 hours per year, must satisfy all of the eligibility requirements of this subsection to participate in the Plan. Notwithstanding the preceding two sentences, part-time sales representatives of the Nabisco Biscuit and Snacks Group (“PTSRs”) employed by an Employer before January 1, 2003 (whether or not such PTSRs are scheduled to work 1000 hours per year and whether or not they have completed one Year of Service) will be eligible to participate in the Plan as of January 1, 2003 and will be immediately eligible for any Matching Contribution applicable to such group, and PTSRs employed by an Employer during the period beginning January 1, 2003 and ending December 31, 2003 (whether or not they are scheduled to work 1000 hours per year and whether or not they have completed one Year of Service) will be immediately eligible to participate in the Plan on their date of hire, but will be eligible for any Matching Contribution applicable to such group only after a period of one-year has elapsed from their date of hire.

2.2.          Commencement of Participation. Except as otherwise provided in subsection 2.6, each employee eligible to participate in the Plan is required to make an election to participate prior to his commencement of participation in the Plan. An employee may elect to commence participation in the Plan on the first day following the date he has satisfied the eligibility requirements set forth in subsection 2.1. If an eligible employee does not properly elect to commence participation on such date, and is not deemed to elect to commence participation pursuant to subsection 2.6, he may commence participation on any day thereafter provided that he is then an eligible employee.

2.3.          Inactive Participation. If an individual ceases to meet the eligibility requirements of subsection 2.1, such individual shall be considered an inactive Participant in the Plan as long as any amount is credited to his Account under the Plan, and:

(a)           no contributions shall be made by or for him under Section 4 or Section 5;

(b)           he may not obtain a loan after he has ceased to be an employee of an Employer or a Related Company, unless he otherwise is a “party in interest” with respect to the Plan (as such term is defined in section 3(14) of ERISA); and

(c)           he may not make a withdrawal under Section 10 after he ceases to be an employee of an Employer or a Related Company.

2.4.          Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee or Participant the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

2.5.          Leased Employees. If a person satisfies the requirements of section 414(n) of the Code and applicable Treasury regulations for treatment as a “Leased Employee”, such Leased Employee shall not be eligible to participate in this Plan but, to the extent required by section 414(n) of the Code and applicable Treasury regulations, such person shall be treated as if the services performed by him in such capacity were performed by him as an employee of a Related Company which has not adopted the Plan; provided, however, that no such service shall be credited for any period during which not more than 20% of the non-Highly Compensated workforce of the Employers and the Related Companies consists of Leased Employees and the Leased Employee is a participant in a money purchase pension plan maintained by the leasing organization which (i) provides for a non-integrated employer contribution of at least 10 percent of compensation, (ii) provides for full and immediate vesting, and (iii) covers all employees of the leasing organization (beginning with the date they become employees), other than those employees excluded under section 414(n)(5) of the Code. For purposes of this subsection 2.5, “Highly Compensated” shall have the meaning set forth in subsection 8.11.

2.6.          Automatic Enrollment. Effective January 1, 2006, each individual who first becomes employed by an Employer on or after that date and who satisfies the requirements of paragraphs 2.1(b), (c) and (d) shall be deemed to have elected to participate in the Plan effective as of the earliest date permitted under subsection 2.1 or as otherwise determined in accordance with uniform procedures established by the Committee, unless he files a timely election not to participate in the Plan in accordance with such procedures. Each eligible employee who is subject to the automatic enrollment provisions of this subsection 2.6 shall be provided a written notice which explains his rights with respect to automatic enrollment and a reasonable period of time to decline such participation and receive cash in lieu of having compensation reduction contributions made to the Plan on his behalf pursuant to subsection 4.1.

SECTION 3

Service

3.1.          Years of Service. For purposes of Section 2, an employee’s “Years of Service” means:

(a)           With respect to any full-time employee, the aggregate of all time periods commencing on the employee’s first day of employment or reemployment and ending on the day he commences a One Year Break in Service (as defined in subsection 3.3). An employee’s first day of employment or reemployment is the first day for which he is credited with an Hour of Service (as defined in subsection 3.2).

(b)           With respect to any part-time or seasonal employee, each Computation Period (as defined below) during which he completes at least 1,000 Hours of Service. A “Computation Period” is the initial 12-consecutive-month period commencing on the date an employee is first credited with an Hour of Service, and each Plan Year commencing with the first Plan Year which begins on or after the date he is first credited with an Hour of Service. An individual who completes 1,000 Hours of Service during his first Computation Period will be eligible to begin participating in the Plan on the day following the end of such Computation Period; an individual who first completes 1,000 Hours of Service in a subsequent Computation Period will be eligible to begin participating in the Plan on the day following the day in which he worked his 1,000th Hour of Service.

For purposes of this subsection 3.1, a full-time employee is an employee who is regularly scheduled to work at least 1,000 hours in a calendar year, and a part-time or seasonal employee is an employee who is scheduled to work for fewer than 1,000 hours in a calendar year.

3.2.          Hour of Service. The term “Hour of Service” means, with respect to any employee, each hour for which he is paid or entitled to payment for the performance of duties for an Employer or a Related Company or for which back pay, irrespective of mitigation of damages, has been awarded to the employee or agreed to by an Employer or a Related Company, subject to the following:

(a)           An employee or Participant shall be credited with the number of regularly scheduled working hours included in the time period on the basis of which payment to the Employee is calculated (or, if the number of such hours is not determinable, 8 Hours of Service per day (to a maximum of 40 Hours of Service per week)) for any period during which he performs no duties for an Employer or a Related Company (irrespective of whether the employment relationship has terminated) by reason of a vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, leave of absence or salary continuation period pursuant to a severance plan of (or severance agreement with) his Employer or a Related Company, but for which he is directly or indirectly paid or entitled to payment by an Employer or a Related Company. Payments considered for purposes of the foregoing sentence shall include payments unrelated to the length of the period during which no duties are performed but shall not include payments made solely as reimbursement for medically related expenses or solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation or disability insurance laws.

(b)           Hours of Service shall be calculated and credited pursuant to Department of Labor Regulation section 2530.200b-2, which is incorporated herein by reference.

3.3.          One Year Break in Service. Except with respect to an employee whose absence from employment constitutes a Maternity or Paternity Absence, an approved leave of absence, military service or a salary continuation period (as described below), the term “One Year Break in Service” means the 12-consecutive-month period commencing on the earlier of

(a)           the day an employee’s employment with the Employers and Related Companies is terminated for any reason, or

(b)           in the event an employee remains absent from service with the Employers and Related Companies for any reason other than a quit, retirement, discharge or death, the first anniversary of the first day of such period of absence, if he is not paid or entitled to payment for the performance of duties for an Employer or a Related Company during that 12-consecutive-month period. An employee or Participant who is absent on an approved leave of absence for a period shorter than 12 months will commence a One Year Break in Service on the date of his scheduled return to work if he does not in fact return to work at the expiration of such leave, and an employee or Participant who is absent on an approved leave of absence for a period of 12 months or more will commence a One Year Break in Service on the first anniversary of the first day of such leave if he does not return to work at the scheduled expiration of such leave. An individual who is absent because of service in the U.S. Armed Forces will begin a One Year Break in Service on the 91st day following his discharge from military service, if he does not return to work within 90 days of such discharge. With respect to an individual whose absence from employment constitutes a Maternity or Paternity Absence, a One Year Break in Service will commence on the second anniversary of the first day of such absence, and the period between the first and second anniversaries of the first day of a Maternity or Paternity Absence shall not constitute a Year of Service. The term “Maternity or Paternity Absence” means an employee’s or Participant’s absence from work because of the pregnancy of such individual, the birth of a child of such individual, the placement of a child with such individual in connection with the adoption of a child by such individual, or for purposes of caring for the child by such individual immediately following such birth or placement. The Committee may require the employee or Participant to furnish such information as it considers necessary to establish that such individual’s absence was a Maternity or Paternity Absence. If a Participant is credited with Hours of Service under subsection 3.2 for a salary continuation period pursuant to a severance plan or severance agreement with his Employer or a Related Company, a One Year Break in Service with respect to such Participant shall not begin until the completion of such salary continuation period.

3.4.          Service With Altria Group Affiliates and Predecessor Employers. For purposes of subsections 3.1 and 9.1, service with a Subsidiary or a Predecessor Employer shall be counted in the same manner as if such entity were a Related Company. A “Subsidiary” is any corporation in which Altria Group, Inc. (known as Philip Morris Companies Inc. prior to January 27, 2003) owns (directly or indirectly) more than 50% of the outstanding voting stock. “Predecessor Employer” means a corporation or business which has been merged into or consolidated with, or all or substantially all of its assets acquired by, a Related Company or a Subsidiary.

SECTION 4

Before-Tax, After-Tax and Rollover Contributions

4.1.          Before-Tax Contributions. Subject to the terms and conditions of the Plan, each Participant may elect as follows:

(a)           Subject to the limitations set forth in subsections 4.3 and 4.8 and Section 8 and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a Participant may elect to have his salary or wages from his Employer reduced by a whole percentage, and a corresponding amount contributed on his behalf to the Profit Sharing Fund by his Employer as a “Before-Tax Contribution”. Such amount shall not be less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in subsection 4.7) for that payroll period. Except as otherwise affirmatively elected by the Participant pursuant to subsection 4.5, each eligible employee who becomes a Participant pursuant to subsection 2.6 (relating to automatic enrollment) shall be deemed to have elected to have Before Tax contributions made to the Plan on his behalf in an amount equal to 2 percent of his Eligible Compensation. Any election made pursuant to this subsection 4.1 shall be effective as soon as practicable after the Participant has made his election in accordance with the applicable Access System procedures or other procedure approved by the Committee.

(b)           Each Participant who is eligible to make Before-Tax Contributions under this Plan for any Plan Year pursuant to paragraph (a) next above and who has attained age 50 before the close of such Plan Year shall be eligible to make, in addition to the Before-Tax Contributions described in paragraph (a) next above, “catch-up” Before-Tax Contributions in accordance with, and subject to the limitations of, section 414(v) of the Code and such additional rules as the Company may establish on a uniform and nondiscriminatory basis. Such catch-up Before-Tax Contributions shall not be taken into account for purposes of the limitations on Before-Tax Contributions described in paragraph (a) next above or subsection 4.3 or the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of sections 401(k)(3), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up Before-Tax Contributions.

4.2.          After-Tax Contributions. Subject to the limitations set forth in subsections 4.3 and 4.8 and Section 8 and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a Participant may elect to make “After-Tax Contributions” to the Profit-Sharing Fund through payroll deduction in a whole percentage that is not less than 1 percent nor more than 16 percent of his Eligible Compensation for that payroll period. Any election pursuant to this subsection 4.2 shall be entered into the Access System or filed in accordance with other procedures approved by the Committee prior to the time it is to take effect.

4.3.          Total Before-Tax and After-Tax Contributions. Notwithstanding the foregoing provisions of this Section 4, Before-Tax Contributions made on behalf of a Participant and After-Tax Contributions made by such Participant for any payroll period may not together exceed 16 percent (in the case of a Highly Compensated Participant, 8 percent for the period January 1, 2004 through March 31, 2004 and 10 percent for periods on and after April 1, 2004) of his Eligible Compensation for such payroll period. The Secretary of the Committee has the authority and discretion to amend the Plan from time to time to change the maximum percentage of total Before-Tax Contributions and After-Tax Contributions which may be made by Highly Compensated Participants.

4.4.          Payment of Before-Tax and After-Tax Contributions. Before-Tax Contributions and After-Tax Contributions shall be made through periodic payroll deductions and shall be paid to the Trustee by the Employer for deposit in the Profit Sharing Fund on the earliest date on which such contributions can reasonably be segregated from the Employer’s general assets, but not later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant.

4.5.          Modification, Discontinuance and Resumption of Before-Tax or After-Tax Contributions. Subject to such rules and restrictions as the Committee may establish on a uniform and nondiscriminatory basis, a Participant may adjust his Before-Tax and/or After-Tax Contributions prospectively by entering into the Access System, prior to the time such change is to be effective, an election to make any of the changes listed below:

(a)           change his Before-Tax and/or After-Tax Contribution rates within the limits specified above;

(b)           discontinue making Before-Tax and/or After-Tax Contributions; and

(c)           resume making Before-Tax and/or After-Tax Contributions.

4.6.          Rollover Contributions. A Participant or an employee who meets the eligibility requirements of subsection 2.1 (without regard to paragraph (a) thereof) may make a Rollover Contribution (as defined below) to the Profit Sharing Fund, subject to the determination of the Committee that such rollover satisfies the requirements of this subsection 4.6. Before approving a rollover, the Committee may request from the Participant or employee any documents or opinion of counsel which the Committee, in its discretion, deems necessary. The term “Rollover Contribution” means a rollover contribution to the Profit Sharing Fund of all or part of a distribution which, under applicable provisions of the Code, is permitted to be rolled over to a qualified plan, except that, in no event shall the Plan accept a Rollover Contribution of amounts that would otherwise be excludible from a Participant’s gross income. If an employee who is not otherwise a Participant makes a Rollover Contribution to the Profit Sharing Fund, he shall be treated as a Participant only with respect to his Rollover Account (defined in subsection 7.1) until he has met all of the requirements for Plan participation set forth in subsections 2.1 and 2.2.

4.7.          Eligible Compensation. A Participant’s “Eligible Compensation” for any Plan Year shall mean the amounts actually paid or made available to the Participant during the Plan Year for personal services rendered in the course of his employment with an Employer, amounts paid as salary continuation under an Employer’s severance program (except the last payment thereof) or short term disability program, which are includable in gross income as wages, salary, commissions, tips, bonuses, overtime and other premium pay, plus any amounts contributed by an Employer pursuant to a salary reduction agreement and which are not includable in gross income under Code sections 125, 402(a)(8), 402(h) or 132(f)(4), but excluding (even if includable in gross income) long term disability payments, reimbursements or other expense allowances, fringe benefits and other non-cash compensation, deferred bonuses, dividends on stock granted under a management incentive compensation or stock ownership program or a restricted stock plan, cash payments or stock distribution made under a restricted stock plan, long term incentive plan or stock option plan, any cash or stock payments under a phantom stock program, proceeds from the exercise of stock options, any one-time lump sum severance payment, the last payment made to a Participant as salary continuation under an Employer’s severance program, tuition or moving expense reimbursements, and bonuses, incentive compensation, vacation pay or any other compensation paid subsequent to termination of employment (except salary continuation payments that are not specifically excluded by the foregoing provisions of this subsection 4.7). For purposes of this subsection 4.7 an amount shall be considered a bonus only if it is paid to a Participant under a program of general application, as determined by the Committee in its sole discretion. Examples of bonuses to be included under this subsection 4.7 are the annual Management Incentive Plan bonus and the Corporate Incentive Plan bonus. An example of a payment excluded under this subsection 4.7 is a payment made with respect to an employee’s sale of his home.

4.8.          Limitation on Compensation Taken Into Account For Any Plan Year. Notwithstanding any other provision of the Plan to the contrary except subsection 4.1(b), once a Participant or employee has earned Eligible Compensation at the maximum level permitted for a Plan Year under section 401(a)(17) of the Code, such Participant’s or employee’s active participation in the Plan for the remainder of such Plan Year shall cease regardless of whether he has taken maximum advantage of the contributions permitted under Sections 4 and 5 up to that point in the Plan Year.

SECTION 5

Matching and Qualified

Matching Contributions

5.1.          Matching Contributions. Subject to the conditions and limitations of subsection 4.8 and Section 8, for each payroll period during a Plan Year, an Employer shall contribute to the

Profit Sharing Fund on behalf of each Participant employed by such Employer who has completed a Year of Service an amount equal to a specified percentage (as determined for that Plan Year by the Company in its sole discretion) of the Before-Tax and After-Tax Contributions made by and on behalf of the Participant that together do not exceed 6 percent of such Participant’s Eligible Compensation for such payroll period during a Plan Year. The Committee, in its sole discretion, may designate different matching percentages for different groups of participating employees for a Plan Year. Any contribution made pursuant to this subsection 5.1 shall be referred to hereinafter as a “Matching Contribution”. Matching Contributions shall not be made with respect to catch-up Before-Tax Contributions.

5.2.          Qualified Matching Contributions. For each Plan Year, any Employer may, but shall not be required to, contribute to the Profit Sharing Fund an additional percentage of the Before-Tax Contributions made on behalf of Participants employed by such Employer who are not Highly Compensated (as defined in subsection 8.12). Any contribution made pursuant to this subsection 5.2 shall be referred to hereinafter as a “Qualified Matching Contribution”. At the discretion of the Committee, Qualified Matching Contribution may be tested under subsection 8.6 or 8.8 in accordance with applicable Treasury regulations.

5.3.          Limitations on Amount of Employer Contributions. Except as otherwise specifically provided in Section 12, in no event shall the sum of any Before-Tax Contributions, Matching Contributions and Qualified Matching Contributions made by an Employer for any Plan Year exceed the limitations imposed by section 404 of the Code on the maximum amount deductible on account thereof by the Employer for that year.

5.4.          Payment of Employer Contributions. Each Employer’s contributions (other than Before-Tax Contributions) to the Profit Sharing Fund for any Plan Year shall be paid to the Trustee for deposit in the Profit Sharing Fund, without interest, no later than the time prescribed by law for filing the Employer’s federal income tax return, including any extensions thereof.

SECTION 6

Investment of the Trust Fund

6.1.          Investment Funds and Loan Account. The Investment Committee shall establish and cause the Trustee to maintain a Loan Account to reflect any loans to Participants pursuant to subsection 10.1 and the following “Investment Funds” for the investment of Participants’ Accounts in the Fund:

(a)           an “Altria Group Stock Fund”  (known as the Philip Morris Stock Fund prior to January 27, 2003) consisting of two Subparts:  a fund forming part of the Profit Sharing Fund and invested in common stock of Altria Group, Inc. (known as Philip Morris Companies Inc. prior to January 27, 2003) (“Altria Group Common Stock”); and a fund designated as forming part of the ESOP Fund and invested in Altria Group Common Stock, a qualifying employer security within the meaning of sections 4975(e)(8) and 409(l) of the Code. The Altria Group Stock Fund shall be invested solely in Altria Group Common Stock, except for cash reserves held solely as needed for administrative purposes. Altria Group Common Stock for either Subpart may be purchased at its then fair market value on the open market or by private purchase, including purchases from Altria Group, Inc. (known as Philip Morris Companies Inc. prior to January 27, 2003) (“Altria Group”). Prior to December 15, 2001, the Philip Morris Stock Fund was a single fund primarily invested in the common stock of Philip Morris Companies Inc.

(b)           a “Kraft Foods Stock Fund” consisting of two Subparts:  a fund forming part of the Profit Sharing Fund and invested in Class A common stock of Kraft Foods Inc. (“Kraft Foods Common Stock”); and a fund designated as forming part of the ESOP Fund and invested in Kraft Foods Common Stock, a qualifying employer security within the meaning of sections 4975(e)(8) and 409(l) of the Code. The Kraft Foods Stock Fund shall be invested solely in Kraft Foods Common Stock, except for cash reserves held solely as needed for administrative purposes. Kraft Foods Common Stock for either Subpart may be purchased at its then fair market value on the open market or by private purchase (other than from Kraft Foods Inc.). Prior to December 15, 2001 and after its introduction on November 1, 2001, the Kraft Foods Stock Fund was a single fund primarily invested in Kraft Foods Common Stock.

(c)           three or more other Investment Funds designated by the Investment Committee and forming part of the Profit Sharing Fund.

Altria Group Common Stock or Kraft Foods Common Stock (collectively referred to as “Employer Common Stock”) sold to the trustee for purposes of the Plan may be reacquired. The Trustee shall purchase shares of Employer Common Stock invested in the Altria Group Stock Fund or the Kraft Foods Stock Fund pursuant to a non-discretionary purchasing program pursuant to the terms of the Trust Agreement and may retain such Employer Common Stock, regardless of market fluctuation and, in the normal course, shall sell such shares of Employer Common Stock only upon the direction of Participants or Beneficiaries or to otherwise meet the administrative and distribution requirements of the Plan. Subject to the provisions of this subsection 6.1, the Investment Committee in its discretion may add additional Investment Funds, may delete any Investment Fund or may change the investment strategy of any Investment Fund without prior notice to Participants; provided, however, that no Investment Fund or Subpart thereof shall be designated as forming a part of the ESOP Fund unless it is invested solely in qualifying employer securities (within the meaning of sections 409(l) and 4975(e)(8) of the Code), except for cash reserves held solely as needed for administrative purposes and pending the distribution from that Subpart of dividends (but not any earnings thereon) from shares of Employer Common Stock to those Participants and Beneficiaries who have elected to have the dividend paid to them rather than reinvested in additional shares of such Employer Common Stock (or in units representing such shares). Any earnings on the investment of such dividends shall be allocated to the Accounts of Participants or Beneficiaries based on the Account’s share of such dividends and shall be invested in additional shares of Employer Common Stock (or in units representing such shares). Any earnings on the investment of such dividends shall be allocated to the Accounts of Participants or Beneficiaries based on the Account’s share of such dividends and shall be invested in additional shares of Employer Common Stock (or in units representing such shares) to be held in the applicable Subpart designated as forming part of the ESOP Fund. The Investment Committee (or an “investment manager” as that term is defined in section 3(38) of ERISA (“Investment Manager”)) may, in its sole discretion, keep any portion of an Investment Fund (or a Subpart thereof), other than the Altria Group Stock Fund and the Kraft Foods Stock Fund, in cash or short-term investments (including a commingled fund of the Trustee) for liquidity purposes, pending the selection and purchase of permanent investments for such Investment Fund (or Subpart thereof).

6.2.          Loan Account and Investment Fund Accounting. The Committee shall maintain or cause to be maintained separate subaccounts for each Participant in each of the Investment Funds (or Subpart thereof) and in the Loan Account to separately reflect his interests in each such fund or Subpart or in the Loan Account and the portion thereof that is attributable to each of his Accounts.

6.3.          Investment Fund Elections. At the time that a Participant enrolls in the Plan he may specify the percentage of contributions subsequently credited to his Accounts that are to be initially invested in each of the Investment Funds in the Profit Sharing Fund (but not in the ESOP Fund) in accordance with uniform rules established by the Committee from time to time. Any such investment direction shall be deemed to be a continuing direction until changed. During any period in which no such direction has been given in accordance with rules established by the Committee, contributions credited to a Participant shall be invested in the Investment Funds in the Profit Sharing Fund as determined by the Committee. A Participant may modify his investment direction prospectively by entering into the Access System his election to do so prior to the effective time of the change in accordance with uniform rules established by the Committee; provided, however, that a Participant shall not be permitted to direct the initial investment of future contributions in the ESOP Fund.

6.4.          Transfers Between Investment Funds. Subject to uniform rules established by the Committee from time to time, each Participant may elect to transfer prospectively the value of his Accounts held in any Investment Fund forming part of the Profit Sharing Fund to any other Investment Fund forming part of the Profit Sharing Fund then made available to such Participant. Subject to such uniform rules, each Participant may elect to transfer prospectively the value of his Accounts held in any Subpart of an Investment Fund designated as forming part of the ESOP Fund to any Investment Fund (or Subpart thereof) forming part of the Profit Sharing Fund; provided, however, that a Participant may not transfer the value of his Accounts held in the Subpart of an Investment Fund designated as forming a part of the ESOP Fund to the Subpart of such Investment Fund forming part of the Profit Sharing Fund. Any such election shall be made by entering it into the Access System prior to the time it is to be effective in accordance with uniform rules established by the Committee. Notwithstanding the foregoing, if a Participant terminates employment before he is fully vested in his Accounts, and forfeiture of the non-vested portion of his Accounts is delayed pending distribution of the vested portion, such non-vested portion shall be invested in accordance with rules established by the Committee to minimize the risk of loss, and shall not be subject to the investment direction of the Participant.

6.5.          Automatic Transfers to the ESOP Fund. Notwithstanding the foregoing provisions of this Section 6, the following provisions shall apply:

(a)           In accordance with procedures established by the Committee, all shares of Employer Common Stock (and all units representing such shares) held in the Subpart of either the Altria Group Stock Fund or the Kraft Foods Stock Fund forming part of the Profit-Sharing Fund shall be transferred to that Subpart of each such fund designated as forming part of the ESOP Fund as of the business day immediately preceding each applicable Ex-dividend Date (as defined below) or at such other time or times as the Committee, in its sole discretion, shall determine in order for Participants and Beneficiaries to make the election described in subsection 10.5 with respect to any dividends payable with respect to all shares of Employer Common Stock (and units representing such shares) invested in such funds.

(b)           The term “Ex-dividend Date” means the first date on which a purchaser of shares of Employer Common Stock is not entitled to receive a dividend that has been previously declared by the applicable Board of Directors. Under current industry practice, the Ex-dividend Date is three days prior to the date on which the identity of shareholders entitled to receive a dividend that has been declared is ascertained (the record date).

6.6.          Independent Investment Advice. The Company, as a named fiduciary, shall be allocated the fiduciary responsibility to offer investment advice to Participants (including inactive Participants), Beneficiaries and alternate payees with respect to investment of their Accounts under the Plan. The Company shall designate an Investment Manager to render such investment advice, which Investment Manager shall acknowledge in writing to the Company that it is a fiduciary with respect to the Plan. The Investment Manager shall render such investment advice to any Participant, Beneficiary or alternate payee who requests it and who furnishes to the Investment Manager such information as it may reasonably request.

SECTION 6A

Investment Committee

6A.1.       Investment Committee Membership and Authority. The Investment Committee referred to in subsection 1.3 is hereby established under the Plan and shall consist of the following positions of Kraft Foods Inc. or its subsidiaries, effective as of January 27, 2004:  Executive Vice President, Chief Financial Officer; Executive Vice President, Global Human Resources;  Executive Vice President, General Counsel & Corporate Secretary; and Senior Vice President & Controller. Each member of the Investment Committee shall acknowledge in writing to the Company that he or she is a fiduciary with respect to the Plan. Except as otherwise specifically provided in this subsection 6A.1, the Investment Committee shall act by a majority of its then members, by meeting or by writing filed without meeting, and shall have the following discretionary authority, powers, rights and duties in addition to those vested in it elsewhere in the Plan or Trust Agreement:

(a)           to select, appoint or remove one or more Trustees, custodians, Investment Managers and insurance companies to handle Plan assets, and to allocate Plan assets to each of them;

(b)           to direct a Trustee with respect to the investment of an Investment Fund;

(c)           to select and appoint one or more successor Trustees and to enter into and amend a Trust Agreement with a Trustee or any successor Trustee on behalf of the Employer;

(d)           to determine the advisability of establishing or modifying the description of any Investment Fund (as defined in subsection 6.1) made available under the Plan;

(e)           to establish investment guidelines, proxy voting policies and securities trading procedures;

(f)            to monitor the investment performance of each of the Investment Funds under the Plan and the fiduciaries responsible for the investment of Plan assets;

(g)           to adopt such rules of procedure and regulations as, in its opinion, may be necessary to carry out its duties under the Plan and that are consistent with the provisions of the Plan;

(h)           to maintain and keep adequate records concerning its proceedings and acts in such form and detail as the Investment Committee may decide;

(i)            to employ agents, attorneys, investment advisors or other persons (who may also be employed by or represent the Employers) for such purposes as the Investment Committee considers necessary or desirable to discharge its duties;

(j)            to furnish the Employers, the Committee and the Trustee with such information with respect to the Plan and the Trust as may be required by them for tax or other administrative or similar purposes;

(k)           to coordinate with the Committee on establishing procedures to ensure the confidentiality of information relating to the purchase, holding and sale of interests in the Altria Group Stock Fund (including both Subparts thereof) and the Kraft Foods Stock Fund (including both Subparts thereof) and on the exercise of voting, tender and similar rights by Participants, inactive Participants and Beneficiaries; and

(l)            to coordinate with the Committee and the Company (1) on providing and making available sufficient information to enable Participants, inactive Participants and Beneficiaries to make informed investment decisions, and (2) on performing any and all acts necessary to obtain the relief offered by section 404(c) of ERISA.

The certificate of a majority of the members of the Investment Committee that the Investment Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

6A.2.       Allocation and Delegation of Investment Committee Responsibilities and Powers. In exercising its authority to control and manage the assets of the Plan the Investment Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked at any time. Any member or delegate exercising Investment Committee responsibilities and powers under this subsection shall periodically report to the Investment Committee on its exercise thereof and the discharge of such responsibilities. The Investment Committee, and any member or delegate exercising Investment Committee responsibilities and powers under this subsection 6A.2, shall have no duty to report to the Company or its Board of Directors, or any Related Company or its Board of Directors, which in turn shall have no duty or authority to monitor the Investment Committee or any member or delegate exercising Investment Committee responsibilities and powers under this subsection 6A.2  Neither the Company nor its Board of Directors shall have any duty or authority to remove any member of the Investment Committee, except insofar as it amends this Section 6A in its settlor capacity.

6A.3.       Exercise of Investment Committee’s Duties. Notwithstanding any other provisions of the Plan, the Investment Committee shall discharge its duties hereunder solely in the interests of the Participants and other persons entitled to benefits under the Plan, and:

(a)           for the exclusive purpose of providing benefits to Participants and other persons entitled to benefits under the Plan; and

(b)           with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

6A.4.       Remuneration and Expenses. No remuneration shall be paid from the Plan to a member of the Investment Committee who is an employee of any Employer or Related Company.

6A.5.       Indemnification of the Investment Committee. To the extent not reimbursed by any applicable insurance policy, the Investment Committee, the individual members thereof and the secretary (if any) of the Investment Committee shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against any of them by reason of the performance of the Investment Committee’s functions if the Investment Committee or such members or secretary did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

6A.6.       Resignation of Investment Committee Member. A member of the Investment Committee may resign at any time by resigning from the position designated in subsection 6A.1 hereof that makes him a member, or by requesting that the Company amend the Plan to remove that position from the list of Investment Committee members, in either case by giving ten days’ advance written notice to the Company, the Trustee and the other Investment Committee members.

6A.7.       Removal of Investment Committee Member. The Company may, solely in its settlor capacity, add or remove Investment Committee members, temporarily or indefinitely, by amending the Plan to add to or remove from the list of positions that make up the Investment Committee members, and by giving advance written notice to any new members (who shall acknowledge their fiduciary status as provided above), to any members whose position is removed, to the Trustee, and to the other Investment Committee members. If there is a vacancy in any of the positions that make up the Investment Committee, the remaining Investment Committee members shall have the same powers as the full Investment Committee until the vacancy is filled.

6A.8.       ERISA Section 404(c). The Plan is intended to comply with the provisions of section 404(c) of ERISA and the Department of Labor regulation section 2550.404c-1. Accordingly, each Participant and inactive Participant (and Beneficiary) shall have the right to exercise control over the balance in his Accounts, including the power:

(a)           to direct the investment of the balance in his Accounts (and future contributions to such Accounts) among the Investment Funds not less frequently than quarterly; and

(b)           to exercise voting, tender and similar rights with respect to the full and fractional shares of Employer Common Stock allocated to his Accounts and held in the Altria Group Stock Fund (including both Subparts thereof) and the Kraft Foods Stock Fund (including both Subparts thereof) in accordance with Supplement P (7) to the Plan.

SECTION 7

Plan Accounting

7.1.          Participants’ Accounts. The Committee shall maintain the following “Accounts” in the name of each Participant:

(a)           a “Matching Account,” which shall reflect Matching Contributions, if any, made on his behalf to the Profit Sharing Fund and the income, losses, appreciation and depreciation attributable thereto;

(b)           a “Before-Tax Account,” which shall reflect Before-Tax Contributions, if any, made on his behalf to the Profit Sharing Fund and the income, losses, appreciation and depreciation attributable thereto;

(c)           an “After-Tax Account,” which shall reflect After-Tax contributions, if any, made by the Participant to the Profit Sharing Fund and the income, losses, appreciation and depreciation attributable thereto;

(d)           a “Qualified Matching Account,” which shall reflect Qualified Matching Contributions, if any, made on his behalf to the Profit Sharing Fund, and the income, losses, appreciation and depreciation attributable thereto;

(e)           a “Rollover Account,” which shall reflect Rollover Contributions, if any, made by him to the Profit Sharing Fund and the income, losses, appreciation and depreciation attributable thereto; and

(f)            a “QVEC Account,” which shall reflect qualified voluntary employee contributions, if any, made by him to the Profit Sharing Fund prior to January 1, 1987, and the income, losses, appreciation and depreciation attributable thereto.

In addition, the Committee may maintain subaccounts within the Before-Tax and After-Tax Accounts to distinguish contributions (and the earnings thereon) eligible to be matched from contributions (and the earnings thereon) above the matching limit, subaccounts to reflect balances transferred to this Plan from another qualified plan that are subject to special rules and subaccounts reflecting the portion of the Accounts held in the ESOP Fund. The Accounts and subaccounts provided for in this subsection 7.1 shall be for accounting purposes only, and there shall be no segregation of assets within the Investment Funds or the Loan Account among the separate Accounts. Reference to the “balance” in a Participant’s Accounts means the aggregate of the balances in the subaccounts maintained in the Investment Funds and Loan Account attributable to those Accounts.

7.2.          Allocation of Fund Earnings and Changes in Value. Subject to the last sentence of this subsection, as of each Accounting Date, interest, dividends and changes in value in each Investment Fund since the preceding Accounting Date shall be allocated to each Participant’s subaccounts invested in such Investment Fund by adjusting upward or downward the balance of his subaccounts invested in such Investment Fund in the ratio which the subaccounts of such Participant invested in such Investment Fund bears to the total of the subaccounts of all Participants invested in such Investment Fund as of such Accounting Date, excluding therefrom, for purposes of this allocation only all Before-Tax, After-Tax, Matching, Qualified Matching and Rollover Contributions to the Profit Sharing Fund received since the preceding Accounting Date, so that the total of the subaccounts of all Participants in each Investment Fund (or Subpart thereof) shall equal the total value of such fund (or Subpart thereof) (exclusive of such contributions) as determined by the Trustee in accordance with uniform procedures consistently applied. Notwithstanding the fact that the Plan shall use a daily valuation system, which generally means that Participants’ Accounts will be updated each Accounting Date to reflect activity for that day, such as new contributions to the Profit Sharing Fund received by the Trustee, changes in Participants’ investment elections, and changes in the unit value of the Investments Funds, events may occur that cause an interruption in the process affecting a single Participant or a group of Participants. Neither the Employers, the Trustee nor the Plan guarantee that any given transaction will be processed on the anticipated day. The Investment Committee, in its discretion, may establish special rules for valuing any Investment Fund invested solely in

Employer Common Stock (except for cash reserves for the purposes set forth in Section 6.1 hereof) to address the possibility of unusually high trading volume or a temporary suspension of trading in such stock. Such rules may set forth the circumstances under which transfers out of such Investment Fund will be valued using either the closing price on the applicable day on the New York Stock Exchange, a composite price listed in the Wall Street Journal, or a weighted average selling price.

7.3.          Allocation and Crediting of Contributions. Subject to the provisions of Section 8, contributions shall be allocated and credited as follows:

(a)           Before-Tax, After-Tax, Matching, and Rollover Contributions made on behalf of a Participant to the Profit Sharing Fund for any payroll period shall be credited to that Participant’s appropriate Accounts as of the Accounting Date coinciding with or immediately following the last day of such payroll period; and

(b)           As of the last day of each Plan Year, any Qualified Matching Contributions made by an Employer to the Profit Sharing Fund for that year shall be allocated among and credited to the Accounts of non-Highly Compensated Participants who are employed on the last day of that year by such Employer in accordance with subsection 5.2.

Notwithstanding the foregoing, unless the Committee establishes uniform rules to the contrary, contributions made to the Profit Sharing Fund shall share in the gains and losses of the Investment Funds only when actually made to the Trustee.

7.4.          Correction of Error. In the event of an error in the adjustment of a Participant’s Accounts, the Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against income and expenses of the Trust for the Plan Year in which the correction is made or the Employer may make an additional contribution to permit correction of the error. Except as provided in this subsection 7.4, the Accounts of other Participants shall not be readjusted on account of such error.

7.5.          Statement of Plan Interest. As soon as practicable after the last day of each Plan Year and at such other intervals as the Committee may determine, the Committee shall provide each Participant with a statement reflecting the balances of his Accounts. Each Participant is responsible for reviewing his statement and any Participant who discovers an error shall bring it to the attention of the Committee within 90 days of receipt of the statement. If a Participant does not bring errors in his statement to the attention of the Committee within 90 days of receipt of his statement, the Participant will be deemed to have confirmed the accuracy of the statement.

SECTION 8

Limitations on Compensation, Contributions and Allocations

8.1.          Reduction of Contribution Rates. To conform the operation of the Plan to sections 401(a)(4), 401(k)(3), 401(m)(2), 402(g) and 415(c) of the Code, the Committee may

establish limits on the Before-Tax and After-Tax Contribution rates that may be elected by Participants, may unilaterally modify or revoke any Before-Tax or After-Tax Contribution election made by a Participant pursuant to subsections 4.1 and 4.2, and may reduce the level of Matching Contributions (even to zero) allocable to any Participant pursuant to subsection 5.l.

8.2.          Compensation for Limitation/Testing Purposes. “Compensation” for purposes of this Section 8 shall mean:

(a)           the Participant’s wages, salary, commissions, bonuses and other amounts received (in cash or kind) during the Plan Year from any Employer or Related Company for personal services actually rendered in the course of employment and includable in gross income, including taxable fringe and welfare benefits, nonqualified stock options taxable in the year of grant, amounts taxable under a section 83(b) election and nondeductible moving expenses, but excluding distributions from any deferred compensation plan (qualified or nonqualified), amounts realized from the exercise of (or disposition of stock acquired under) any nonqualified stock option or other benefits given special tax treatment and lump sum severance pay, all as defined in Treas. Reg. § 1.415-2(d)(2), plus

(b)           any amounts contributed on the Participant’s behalf for the Plan Year to a plan sponsored by an Employer or Related Company pursuant to a salary reduction agreement which are not includable in gross income pursuant to section 125, 402(e)(3), 402(h) or 132(f)(4) of the Code, up to the maximum limit for that year under Code section 401(a)(17).

8.3.          Limitations on Annual Additions. Notwithstanding any other provisions of the Plan to the contrary, and except to the extent permitted under subsection 4.1(b) of the Plan and section 414(v) of the Code, a Participant’s Annual Additions (as defined below) for any Plan Year shall not exceed an amount equal to the lesser of:

(a)           $40,000 (indexed for cost-of-living increases in accordance with regulations under section 415(d) of the Code); or

(b)           100 percent of the Participant’s Compensation for that Plan Year, calculated as if each Section 415 Affiliate (defined below) were a Related Company,

reduced by any Annual Additions for the Participant for the Plan Year under any other defined contribution plan of an Employer or a Related Company or Section 415 Affiliate, provided that, if any other such plan has a similar provision, the reduction shall be pro rata. The term “Annual Additions” means, with respect to any Participant for any Plan Year, the sum of all contributions allocated to a Participant’s Accounts under the Profit Sharing Fund for such year, excluding Rollover Contributions and any Before-Tax Contributions to the Profit Sharing Fund that are distributed as excess deferrals in accordance with subsection 8.5, but including any Before-Tax, After-Tax or Matching Contributions treated as excess contributions or excess aggregate contributions under subsections 8.7, 8.9 and 8.10. The term Annual Additions shall also include employer contributions allocated for a Plan Year to any individual medical account (as defined in section 415(l) of the Code) of a Participant and any amount allocated for a Plan Year to the separate account of a Participant for payment of post-retirement medical benefits under a funded welfare benefit plan (as described in section 419A (d)(2) of the Code), which is maintained by an Employer or a Related Company or Section 415 Affiliate; provided, however, that the compensation limit referred to in paragraph (b) next above shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419(f)(2) of the Code) which is otherwise treated as an Annual Addition. “Section 415 Affiliate” means any entity that would be a Related Company if the ownership test of section 414 of the Code was “more than 50%” rather than “at least 80%”.

8.4.          Excess Annual Additions. If, as a result of a reasonable error in estimating a Participant’s Compensation, a reasonable error in determining the amount of Before-Tax Contributions that may be made with respect to a Participant under the limits of section 415 of the Code or such other mitigating circumstances as the Commissioner of Internal Revenue shall prescribe, the Annual Additions for a Participant for a Plan Year exceed the limitations set forth in subsection 8.3, the excess amounts shall be treated, as necessary, in accordance with Treas. Reg. § 1.415-6(b)(6)(ii), after any After-Tax Contributions, and then any Before-Tax Contributions, and any income, losses, appreciation or depreciation attributable to the foregoing, are first returned to the Participant to reduce the excess amount.

8.5.          Annual Dollar Limitation. In no event shall the Before-Tax Contributions for a Participant to the Profit Sharing Fund and any other elective deferrals (as defined in section 402(g)(3) of the Code) under any other cash-or-deferred arrangement maintained by an Employer or a Related Company for any taxable year exceed the amount permitted under section 402(g) of the Code. If during any taxable year a Participant is also a participant in any other cash-or-deferred arrangement, and if his elective deferrals made under such other arrangements together with his Before-Tax Contributions made to the Profit Sharing Fund exceed the maximum amount permitted for the Participant for that year under section 402(g) of the Code, the Participant, not later than March 1 following the close of such taxable year, may request the Committee to direct the Trustee to distribute all or a portion of such excess to him, with any gains or losses allocable thereto for that Plan Year determined in accordance with any reasonable method adopted by the Committee for that Plan Year that either (i) conforms to the accounting provisions of Section 7 and is consistently applied to the distribution of excess contributions under this subsection 8.5 and subsections 8.7, 8.9 and 8.10 to all affected Participants, or (ii) satisfies any alternative method set forth in applicable Treasury regulations. Any such request shall be in writing and shall include adequate proof of the existence of such excess, as determined by the Committee in its sole discretion. If the Committee is so notified, such excess amount shall be distributed to the Participant no later than the April 15 following the close of the Participant’s taxable year. In addition, if the applicable limitation for a Plan Year is exceeded with respect to this Plan alone, or this Plan and another plan or plans of the Employers and Related Companies, the Committee shall direct such excess Before-Tax Contributions (with allocable gains or losses) to be distributed to the Participant as soon as practicable after the Committee is notified of the excess deferrals by the Company, an Employer or the Participant, or otherwise discovers the error (but no later than the April 15 following the close of the Participant’s taxable year). Notwithstanding the foregoing provisions of this subsection 8.5, the dollar amount of any distribution due hereunder shall be reduced by the dollar amount of any

Before-Tax Contributions previously distributed to the same Participant pursuant to subsection 8.7; provided, however, that for purposes of subsections 8.3 and 8.6, the correction under this subsection 8.5 shall be deemed to have occurred before the correction under subsection 8.7.

8.6.          Section 401(k)(3) Testing. For any Plan Year, the amount by which the average of the Deferral Percentages for such Plan Year (as defined below) of each eligible employee who is Highly Compensated (the “Highly Compensated Group Deferral Percentage”) for such plan year exceeds the average of the Deferral Percentages for such Plan Year of each eligible employee who is not Highly Compensated for such Plan Year (the “Non-highly Compensated Group Deferral Percentage”), shall be less than or equal to either (i) a factor of 1.25 or (ii) both a factor of 2 and a difference of 2. The “Deferral Percentage” for any eligible employee for a Plan Year shall be determined by dividing his Before-Tax Contributions (and Qualified Matching Contributions, if applicable) for that Plan Year by his Compensation for that Plan Year, subject to any special rules set forth in applicable Treasury regulations.

8.7.          Correction Under Section 401(k) Test. In the event that the Highly Compensated Group Deferral Percentage for any Plan Year does not initially satisfy one of the tests referred to in subsection 8.6, the Committee shall direct the Trustee to distribute to the Highly Compensated Participants to whose accounts Excess Contributions (as defined below) were allocated for such year, the amount of each such Participant’s Excess Contributions, with any gains or losses allocable thereto for that Plan Year. The aggregate amount of “Excess Contributions” for any Plan Year shall be equal to the excess of the aggregate amount of Before-Tax Contributions taken into account in computing the actual deferral ratios of Highly Compensated Participants for such year over the maximum aggregate amount of Before-Tax Contributions permitted under the tests set forth in Section 8.6 for such year, determined by reducing the amount of Before-Tax Contributions made on behalf of Highly Compensated Participants, in descending order of their actual deferral ratios beginning with the highest, in accordance with the ratio leveling method set forth in Treas. Reg. Section 1.401(k)-1(f)(2). The dollar amount of Before-Tax Contributions to be distributed with respect to any Highly Compensated Participant for any Plan Year shall be determined using a leveling method under which the amount of the Before-Tax Contributions of each Highly Compensated Participant is reduced, in descending order of the dollar amount of their Before-Tax Contributions beginning with the highest, until the Before-Tax Contributions of each Highly Compensated Participant equals the amount of the Before-Tax Contributions of the Highly Compensated Participant with the next highest amount of Before-Tax Contributions or, if less, until the total amount of Excess Contributions have been distributed. The gain or loss allocable to Excess Contributions shall be determined in accordance with any reasonable method adopted by the Committee for that Plan Year that either (i) conforms to the accounting provisions of Section 7 and is consistently applied to making corrective distributions under this subsection 8.7 and subsections 8.5, 8.9 and 8.10 to all affected Participants or (ii) satisfies any alternative method set forth in applicable Treasury regulations. The amounts to be distributed to any Participant pursuant to this subsection 8.7 shall be reduced by the amount of any Before-Tax Contributions distributed to him for the taxable year ending with or within such Plan Year pursuant to subsection 8.5. The Committee shall take such actions and cause any distribution to be made no later than the close of the Plan Year following the Plan Year for which the Excess Contributions were made.

8.8.          Section 401(m)(2) Testing. For any Plan Year, the amount by which the average of the Contribution Percentages for such Plan Year (as defined below) of each eligible employee who is Highly Compensated for such Plan Year (the “Highly Compensated Group Contribution Percentage”) exceeds the average of the Contribution Percentages for such Plan Year of each eligible employee who is not Highly Compensated (the “Non-highly Compensated Group Contribution Percentage”) shall be less than or equal to either (i) a factor of 1.25 or (ii) both a factor of 2 and a difference of 2. The “Contribution Percentage” for any eligible employee for a Plan Year shall be determined by dividing his total After-Tax Contributions and Matching Contributions (and, if applicable, Qualified Matching Contributions) for that Plan Year by his Compensation for that Plan Year, subject to any special rules set forth in applicable Treasury regulations.

8.9.          Correction Under Section 401(m) Test. In the event that the Highly Compensated Group Contribution Percentage for any Plan Year does not initially satisfy one of the tests referred to in subsection 8.8, the Committee shall direct the Trustee to distribute to the Highly Compensated Participants to whose Accounts Excess Aggregate Contributions (as defined below) were allocated for such year, the amount of each such Participant’s Excess Aggregate Contributions, with any gains or losses allocable thereto for that Plan Year. The aggregate amount of “Excess Aggregate Contributions” for any Plan Year shall be equal to the excess of the aggregate amount of After-Tax and Matching Contributions taken into account in computing the actual contribution ratios of Highly Compensated Participants for such year over the maximum amount of After-Tax and Matching Contributions permitted under the tests set forth in subsection 8.8 of the Plan, determined by reducing the amount of such contributions made on behalf of Highly Compensated Participants in order of their actual contribution ratios, beginning with the highest, using the ratio leveling method prescribed in Treas. Reg. Section 1.401(m)-1(e)(2). The Excess Aggregate Contributions to be distributed, or if forfeitable, forfeited, with respect to any Highly Compensated Participant for any Plan Year shall be determined by using a leveling method under which the amount of the After-Tax and Matching Contributions for each Highly Compensated Participant are reduced, in descending order based on the dollar amount of such contributions beginning with the highest, until the Highly Compensated Participant’s After-Tax and Matching Contributions equal the After-Tax and Matching Contributions of the Highly Compensated Participant with the next highest dollar amount of After-Tax and Matching Contributions or, if less, until the Excess Aggregate Contributions are distributed or forfeited. Excess Aggregate Contributions shall include, first, any unmatched After-Tax Contributions, then (if necessary) a proportionate share of matched After-Tax Contributions and the Matching Contributions allocable thereto, and last, any remaining Matching Contributions. The gain or loss allocable to Excess Aggregate Contributions shall be determined in accordance with any reasonable method adopted by the Committee for that Plan Year that either (i) conforms to the accounting provisions of Section 7 and is consistently applied to making corrective distributions under this subsection 8.9 and subsections 8.5, 8.7 and 8.10 to all affected Participants or (ii) satisfies any alternative method set forth in applicable Treasury regulations. Notwithstanding the foregoing provisions of this subsection 8.9, any Matching Contributions distributable as Excess Aggregate Contributions that are not yet vested in accordance with subsection 9.1 or are attributable to excess Before-Tax or After-Tax Contributions distributed in accordance with subsections 8.4, 8.5 or 8.7 or this subsection 8.9 shall be forfeited as of the end of the Plan Year to which such corrective distributions relate (and treated in the same manner as any other forfeiture under the Plan). The Committee shall make any necessary distribution no later than the close of the Plan Year following the Plan Year in which such Excess Aggregate Contributions were contributed.

8.10.        Multiple Use of Alternative Limitation. Notwithstanding any other provision of this Section 8, if the 1.25 factors referred to in subsections 8.6 and 8.8 are both exceeded for a Plan Year beginning before January 1, 2002, the leveling method of correction prescribed in subsection 8.9 shall be continued until the aggregate limit set forth in Treas. Reg. §1.401(m)-2(b) is satisfied for such Plan Year. The multiple use test described in Treas. Reg. section 1.401(m)-2 and this subsection 8.12 shall not apply with respect to Plan Years beginning after 2001.

8.11.        Highly Compensated. An employee or Participant shall be “Highly Compensated” for any Plan Year if:

(a)           during that Plan Year or the preceding Plan Year, he was at any time a 5 percent owner of an Employer or a Related Company; or

(b)           during the preceding Plan Year he received Compensation in excess of $80,000 (indexed for cost-of-living adjustments under section 415(d) of the Code).

8.12.        Separate Testing of Early Eligible Group. Notwithstanding the foregoing provisions of this Section 8, for any Plan Year the Committee may elect, in accordance with applicable Treasury regulations, to apply the tests set forth in subsections 8.6 and 8.8 separately with respect to all eligible employees who would not have been eligible to participate in the Plan for that Plan Year had the Plan utilized the maximum age and service requirements for eligibility permitted by the Code.

SECTION 9

Vesting Service, Vesting and Termination Dates

9.1.          Determination of Vesting Service and Vested Interest. A Participant at all times shall have a fully vested, nonforfeitable interest in his Before-Tax Account, After-Tax Account, Qualified Matching Account, Rollover Account and QVEC Account. A Participant shall become vested in his Matching Account in accordance with the following schedule:

Completed Years of Service	Percent Vested
Less than 2	0%
2	25%
3	50%
4	75%
5	100%

Notwithstanding the foregoing, a Participant shall be 100% vested in the amount of any dividend payable on or after December 15, 2001 with respect to shares of Employer Common Stock (or with respect to units representing such shares) that are allocated to his Account and held under the ESOP Fund, regardless of whether such dividend is distributed in cash pursuant to subsection 10.5 or reinvested in the Participant’s Account. For purposes of this subsection 9.1, a Participant’s “Years of Service” will be computed in accordance with paragraph 3.1(a) and subsection 3.4 regardless of whether he is a full-time employee or a part-time or seasonal employee, provided that no part-time or seasonal employee shall have fewer Years of Service for purposes of this subsection 9.1 as of December 31, 1993 than he would have had under the method of computing vesting service applicable to him under the terms of the Plan as in effect on December 31, 1992. Notwithstanding the foregoing provisions of this subsection 9.1, if an employee or Participant terminates employment with the Employers and Related Companies when he does not have a vested right to any portion of his Matching Account under this subsection 9.1, and if the number of his consecutive One Year Breaks in Service (as defined in subsection 3.3) equals or exceeds the greater of five (5) or the aggregate number of his Years of Service prior to the first such One Year Break in Service, then his Years of Service prior to such break shall be erased and, if he is later employed or reemployed by an Employer or a Related Company, he shall be considered a new employee for purposes of this subsection 9.1.

9.2.          Accelerated Vesting. Notwithstanding the foregoing provisions of this Section 9, a Participant shall have a fully vested, nonforfeitable interest in all his Accounts when he attains age 65, dies or becomes permanently and totally disabled while employed by an Employer or a Related Company. A Participant who was a participant in one of the GF Plans (as defined in subsection 10.4) shall be fully vested upon his retirement at or after attainment of age 55. In addition, in the event of the Plan’s termination (in accordance with subsection 14.2) or partial termination (as determined under applicable law and regulations) or the complete discontinuance of Employer contributions to the Plan, each affected Participant shall be fully vested in all his Accounts. The Committee in its discretion may also determine that the Accounts of Participants affected by a divestiture, plant closing or termination of an operation shall be fully vested, even though such event does not constitute a partial termination. For purposes of this subsection 9.2, a Participant will be considered “permanently and totally disabled” if either (i) the Participant has been determined to be permanently and totally disabled under the terms of an Employer’s long term disability plan in which the Participant participates, or (ii) the Participant has received a determination of disability by the Social Security Administration.

9.3.          Termination Date. If a Participant is terminated for any reason, his “Termination Date” generally will be the last day for which he is paid wages or salary for services performed for an Employer, unless he is terminated while on an unpaid leave of absence, in which case his Termination Date will be the day as of which he is notified of his termination or resigns (whichever is applicable).

9.4.          Distribution of Before-Tax Account Only Upon Separation From Service. Notwithstanding any other provision of the Plan to the contrary, a Participant may not commence distribution of the portion of his Account attributable to his Before-Tax Contributions prior to the date he attains age 59½, even though his employment with the Employers and Related Companies has terminated and he is otherwise eligible for a distribution under Section 11, unless or until he also has a “separation from service” within the meaning of section 401(k)(2)(B) of the Code. The foregoing restriction shall not apply, however, if the Participant’s termination of employment occurs in connection with the sale by an Employer or a Related Company to an unrelated corporation of at least 85% of the assets of a trade or business or the disposition of its interest in a subsidiary to an unrelated entity that meets the requirements for distribution under applicable Treasury regulations. Notwithstanding the foregoing, effective for distributions in Plan Years beginning after December 31, 2001, and subject to the other provisions of the Plan regarding distribution, distribution shall not be prohibited by reason of this subsection 9.4 with respect to a Participant who has severed from employment (within the meaning of section 401(k)(2) of the Code) as of such date, regardless of when the severance from employment occurred.

SECTION 10

Loans and Withdrawals of Contributions While Employed

10.1.        Loans to Participants. The Committee, upon request by a Participant who is an employee of an Employer or a Related Company (excluding any employee on layoff or a leave of absence without pay) or who is a “party in interest” with respect to the Plan (as such term is defined in section 3(14) of ERISA) may authorize a loan to be made to the Participant from his vested interest in the Trust Fund, subject to the following:

(a)           The minimum loan amount is $1,000. No loan shall be made to a Participant if, immediately after such loan, the sum of the outstanding balances (including principal and interest) of all loans made to him under this Plan and under any other qualified retirement plans maintained by the Related Companies would exceed the lesser of:

(i)            $50,000, reduced by the excess, if any, of:

(A)          the highest outstanding balance of all loans to the Participant from the plans during the one-year period ending on the day immediately before the date on which the loan is made; over

(B)           the outstanding balance of loans from the plans to the Participant on the date on which such loan is made; or

(ii)           the combined values of the Participant’s After-Tax, Before-Tax and Rollover Accounts;

and no loan shall be made to a Participant from the Plan in an amount that would exceed one-half of the total vested balance of the Participant’s Accounts under the Plan as of the date the loan is made. Notwithstanding the foregoing, if the amount described in clause (ii) above declines because of investment losses between the date the loan is requested and the Accounting Date as of which it is made, the difference may be taken from the vested portion of his Matching Account (so long as the loan does not exceed one-half of the total vested balance of his Accounts).

(b)           Each loan to a Participant shall be charged against the Participant’s Accounts in the order and manner determined by the Committee, and shall be charged pro rata against each Investment Fund in which such Accounts are invested.

(c)           Each loan shall be evidenced by a written note providing for:

(i)            a repayment period of 12 through 60 months, inclusive;

(ii)           a reasonable rate of interest (as determined below);

(iii)          substantially equal payments of principal and interest over the term of the loan no less frequently than quarterly; and

(iv)          such other terms and conditions as the Committee shall determine.

The interest rate shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances and shall be a fixed rate for the life of the loan, except to the extent that a reduction in the interest rate is required by Federal law during a period of military service. The interest rate which applies to a loan shall be the rate in effect on the date that the loan application is made by the Participant.

(d)           A loan shall be the borrowing Participant’s individual investment within the Loan Account.

(e)           Payments of principal and interest to the Trustee with respect to any loan to a Participant:

(i)            shall reduce the outstanding balance with respect to that loan;

(ii)           shall reduce the balance of the Loan Account holding the promissory note reflecting that loan;

(iii)          shall be credited to the Participant’s Accounts in the reverse order in which they were charged; and

(iv)          shall be invested in the Investment Funds in accordance with his current investment directions with respect to such Accounts.

(f)            A Participant’s obligation to repay a loan (or loans) from the Plan shall be secured by the Participant’s vested interest in the Plan. The note evidencing the loan, the security agreement and the payroll deduction authorization shall each be executed by the Participant by entry of his password into the Access System. Endorsement of the loan check shall constitute the Participant’s affirmation of the note, security agreement and payroll deduction authorization set forth in the written confirmation sent to the Participant after he made his loan request.

(g)           Generally, loan repayments will be made by automatic payroll deductions. However, during any period when payroll deduction is not possible or is not permitted under applicable law, repayment will be made by check or money order sent to the Plan’s service center. The obligation to repay a loan shall be suspended during periods of military service to the extent permitted under section 414(u)(4) of the Code and the regulations thereunder. A Participant’s loan repayment obligation shall not be suspended on account of the Participant’s filing of a bankruptcy petition under the United States Bankruptcy Code, notwithstanding that the Participant voluntarily or involuntarily ceases loan repayments by payroll deduction or otherwise.

(h)           The loan may be prepaid in full, without penalty, at any time after it has been outstanding for 12 months.

(i)            Any loan to a Participant shall become immediately due and payable without notice of any kind upon his Termination Date. Notwithstanding any other provision of the Plan to the contrary, if the outstanding balance of principal and interest on any loan is not paid within the grace period established by the Committee for a delinquent payment (not later than the end of the calendar quarter following the quarter in which it is due) or within 90 days after acceleration in accordance with the preceding sentence, a default shall occur and the Trustee shall apply all or a portion of the Participant’s vested interest in the Plan in satisfaction of such outstanding obligation, but only to the extent such vested interest (or portion thereof) is then distributable under applicable provisions of the Code. If necessary to satisfy the entire outstanding obligation, such application of the Participant’s vested interest may be executed in a series of actions as amounts credited to the Participant’s Accounts become distributable. Any partial payments shall be applied first to the payment of accrued interest and thereafter to the payment of outstanding principal. During any period that an active Participant has a defaulted loan outstanding with respect to which amounts are not distributable as described in this subsection 10.1(i), interest shall continue to accrue on the outstanding balance of the loan at the rate determined under paragraph (c) next above. While he remains an active employee, such Participant may elect to repay the outstanding loan balance (including any accrued interest) in accordance with uniform procedures established by the Committee. Any loan repayments made in accordance with the preceding sentence shall be allocated to the Participant’s After-Tax Account.

(j)            If distribution is to be made to a Beneficiary in accordance with subsection 11.2, any outstanding promissory note of the Participant shall be canceled and the unpaid balance of the loan, together with any accrued interest thereon, shall be treated as a distribution to or on behalf of the Participant immediately prior to commencement of distribution to the Beneficiary.

(k)           The Committee shall establish uniform procedures for applying for a loan, evaluating loan applications, setting reasonable rates of interest, and loan fees, which shall be communicated to Participants in writing or such other manner as may be permitted under applicable law. A Participant may have only one loan outstanding at any time under the Plan and, for this purpose, loans outstanding under any plan of the Employers or any Related Company shall be considered a loan under the Plan. If a Participant has any loan outstanding under any defined contribution plan sponsored by the Employers or any Related Company, any such loan must be repaid in full before the Participant may obtain a loan from the Plan.

10.2.        Withdrawals During Employment. Subject to the provisions of paragraph 10.3(c), a Participant whose Termination Date has not yet occurred and who incurs a Hardship (as defined in subsection 10.3) may elect to withdraw all or part of his interest in his Accounts, as provided and in the order set forth below:

(a)           up to 100% of his After-Tax Account, and the earnings thereon, in the following order:

(i)            first, from the After-Tax Contributions (excluding any earnings thereon) made by the Participant prior to January 1, 1987; and

(ii)           then, from the balance of his After-Tax Account;

(b)           up to 100% of his Rollover Account;

(c)           up to 100% of the Before-Tax Contributions credited to his Before-Tax Account and any earnings credited to such account as of December 31, 1988; and

(d)           up to 100% of his QVEC Account.

Any such Hardship withdrawal is subject to a minimum amount of $500. A Participant who does not have at least $500 in the Accounts listed above is ineligible for a Hardship withdrawal. Once a Participant attains age 59½, he may withdraw all or any portion of his entire vested Account balance regardless of whether he has a Hardship.

10.3.        Determination of Hardship. A withdrawal will not be considered to be made on account of “Hardship” unless the following requirements are met:

(a)           The withdrawal is requested because of an immediate and heavy financial need of the Participant, and will be so deemed if the Participant represents that the withdrawal is made on account of:

(i)            uninsured expenses for medical care described in section 213(d) of the Code incurred by the Participant, the Participant’s spouse or any dependent of the Participant (as defined in section 152 of the Code) or necessary for such persons to obtain such medical care;

(ii)           the purchase (excluding mortgage payments) of a principal residence of the Participant;

(iii)          payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, or his spouse, children or dependents;

(iv)          the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; or

(v)           funeral expenses of a family member, past due taxes, past due child support, other past due obligations, cash settlements due in a divorce, the cost of repairs to the Participant’s home as a result of major damage or to a major appliance, or repairs to or purchase of a car needed to commute to work.

(b)           The withdrawal must also be necessary to satisfy an immediate and heavy financial need of the Participant. It will be considered necessary if the Committee determines that the amount of the withdrawal does not exceed the amount required to relieve the financial need (taking into account any applicable income or penalty taxes resulting from the withdrawal) and if the need cannot be satisfied from other resources that are reasonably available to the Participant. In making this determination, the Committee may reasonably rely on the Participant’s written representation that the need cannot be relieved:

(i)            through reimbursement or compensation by insurance or otherwise;

(ii)           by reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself give rise to an immediate and heavy financial need;

(iii)          by ceasing to make Before-Tax or After-Tax Contributions to the Plan (or any other plan of the Employer permitting deferral of compensation); or

(iv)          by a loan pursuant to subsection 10.1 or by borrowing from commercial sources on reasonable commercial terms.

(c)           The withdrawal must be made pursuant to a written request to the Committee, which request shall include any representation required by this subsection 10.3 and adequate proof thereof, as determined by the Committee in its sole discretion.

10.4.        Withdrawals From General Foods Account Balances During Employment. A Participant whose Termination Date has not yet occurred and whose Accounts include monies transferred to the Plan from either the General Foods Employee Thrift-Investment Plan or the General Foods Employee Thrift-Investment Plan for Salaried Employees (the “GF Plans”) may withdraw the portion of his After-Tax Account attributable to after-tax contributions and the earnings thereon credited to the GF Plans immediately prior to such transfer, and, if he has been a participant in the GF Plan and the Plan together for at least 5 years, the portion of his Matching Account attributable to matching contributions and the earnings thereon credited to the GF Plans immediately prior to such transfer. Until November 1, 1999, any such withdrawal is subject to a minimum amount of $500 or the total amount that may be withdrawn pursuant to this subsection 10.4, whichever is less. A Participant who is eligible to make a withdrawal under this subsection 10.4 must withdraw the full amount available to him before he makes a Hardship withdrawal under subsection 10.2.

10.5.        Withdrawals of Dividends During and After Employment. Subject to such rules and conditions as the Committee shall prescribe on a uniform, consistent and nondiscriminatory basis, a Participant or Beneficiary may elect to have any cash dividend payable with respect to shares of Employer Common Stock (or with respect to units representing such shares) allocated to his Account and held under the ESOP Fund distributed to the Participant or Beneficiary in cash not later than ninety (90) days after the close of the Plan Year in which the dividend was paid. If a Participant or Beneficiary shall fail to make an election, any such dividends shall be paid to the applicable Subpart and reinvested in Employer Common Stock (or in additional units representing such shares) to be allocated to the Participant’s or Beneficiary’s Account.

10.6.        Form of Withdrawals. All loan proceeds shall be paid in cash. Withdrawals from the Altria Group Stock Fund or the Kraft Foods Stock Fund (other than dividend withdrawals described in subsection 10.5) shall be made in cash, except to the extent that the Participant elects to receive whole shares of Altria Group Common Stock or Kraft Foods Common Stock, respectively, and withdrawals from the other Investment Funds shall be made in cash. Withdrawals described in subsection 10.5 and hardship withdrawals shall be made solely in cash.

SECTION 11

Distributions

11.1.        Distributions to Participants After Termination of Employment. If a Participant’s Termination Date occurs (for a reason other than his death), the vested portions of his Accounts shall be distributed in accordance with the following provisions of this subsection 11.1, subject to the provisions of subsection 9.3 and 11.5:

(a)           If the value of the vested portions of the Participant’s Accounts (including any loans outstanding on his Termination Date) does not exceed $5,000 ($1,000 in the case of distributions on and after March 23, 2005), determined as of the Accounting Date coincident with or next following his Termination Date, such vested portions, less any outstanding loan balance distributable in accordance with subsection 10.1(i), shall be distributed to him approximately 90 days following notification, in a lump sum payment.

(b)           If the value of the vested portions of the Participant’s Accounts (including any loans outstanding on his Termination Date) exceeds the cash-out limit described in paragraph (a) above, determined as of the Accounting Date coincident with or next following his Termination Date, such vested portions, less any outstanding loan balance distributable in accordance with subsection 10.1(i), shall be distributed (or shall begin to be distributed) to the Participant on (or as soon as practicable after) the Distribution Date (as defined in paragraph (c) below) he elects, by one of the following methods chosen by the Participant:

(i)            by payment in a lump sum; or

(ii)           by payment in a series of monthly, quarterly, semi-annual or annual installments for a period selected by the Participant that complies with subsection 11.5 (the amount of each installment as of each applicable Accounting Date shall be equal to the product of the Participant’s then Account balances multiplied by a fraction, the numerator of which is one and the denominator of which is the difference between the number of installments selected and the number of installments previously paid); provided, however, that a Participant may elect payments in the form of a fixed amount option under which the Participant will receive a specified dollar amount payable at specified intervals (monthly, quarterly, semiannually or annually) until his account is completely liquidated, and a Participant may elect to change the fixed amount (without shortening or lengthening the payout period or changing the frequency of the payments) subject to uniform rules established by the Committee; and provided further that the Participant may elect to accelerate any installment payments and to have his remaining vested Account balance distributed to him in a lump sum payment as soon as practicable after the Accounting Date coincident with or next following the date his acceleration election is submitted to the Committee; or

(iii)          by purchase from an insurance company and distribution to him of an annuity contract providing for periodic distributions to him for his life (with or without a period certain) or to him and his Beneficiary for their joint lives, subject to the provisions of subsection 11.3 ; provided, however, that distribution in the form of an annuity contract pursuant to this subparagraph (iii) shall not be permitted for any distribution with an Annuity Starting Date after December 31, 2002 or, if later, the 90th day after the date that Participants are furnished a notice of the elimination of this form of distribution which satisfies the requirements of 29 CFR 2520.104b-3 (relating to a summary of material modifications) for pension plans, but not later than January 1, 2004.

Notwithstanding the foregoing, unless a Participant elects otherwise in accordance with this subsection 11.1, distribution of the portion, if any, of the Participant’s Account invested in the ESOP Fund shall be made in a single payment.

(c)           A Participant’s “Distribution Date” shall mean the Accounting Date as of which a payment in any form is made to him pursuant to this Section 11, without regard to any reasonable administrative delay; provided, however, that in the event of an election of an annuity under clause (b)(iii) above, the Distribution Date shall be no later than the date payment is irrevocably made on behalf of the Participant to the insurance company issuing the annuity contract. A Participant may elect that his Distribution Date occur as of any Accounting Date occurring on or after his Termination Date (but not retroactively and not later than the date on which he attains age 70½), provided that no election of a Distribution Date will be valid if it is made more than 90 days prior to such date.

(d)           Notwithstanding the foregoing provisions of this subsection 11.1, a Participant with an Account balance of at least $1,000 above the limit for involuntary cash outs under paragraph (a) above may elect one partial lump sum payment of any portion of such balance (but not less than $1,000). Any such election may be made at any time after his Termination Date, provided his Distribution Date with respect to a distribution under paragraph (b) has not yet occurred. Any such partial lump sum distribution shall be charged against his Accounts and his interests in the Investment Funds in such order and proportion as the Committee shall determine in accordance with uniform rules it establishes. If a partial lump sum distribution is taken after calculated installment payments have commenced pursuant to subparagraph (b)(ii) above, the amount of the remaining installments will be reduced proportionately to reflect such lump sum payment.

11.2.        Distributions to Beneficiaries. Subject to subsection 11.5, the following rules shall apply if a Participant dies while any vested portion of his Accounts remains undistributed:

(a)           If the Participant dies before benefit payments to him have commenced, the vested balance of his Accounts, less any outstanding loan balance distributable in accordance with paragraph 10.1(j), shall be distributed as follows:

(i)            If the value of the vested portion of the Participant’s Accounts (less the outstanding loan balance) does not exceed $5,000 ($1,000 in the case of distributions on and after March 23, 2005), determined as of the Accounting Date coincident with or next following his date of death, or, if the Beneficiary is not the Participant’s surviving spouse, such vested portion (less the outstanding loan balance) shall be distributed to his Beneficiary as soon as practicable after the Accounting Date following the date of his death, in a lump sum payment.

(ii)           If the value of the vested portion of the Participant’s Accounts (less the outstanding loan balance) exceeds $5,000 ($1,000 in the case of distributions on and after March 23, 2005), determined as of the Accounting Date coincident with or next following his date of death, and the Beneficiary is the Participant’s spouse, such vested portion (less the outstanding loan balance) shall be distributed to his Beneficiary as of any Accounting Date following the date of his death selected by the Beneficiary (in compliance with subsection 11.5), in one of the methods described at paragraph 11.1(b) as chosen by the Beneficiary.

Notwithstanding the foregoing, unless the Beneficiary elects otherwise, distribution of the portion of an Account invested in the ESOP Fund shall be distributed in a single payment.

(b)           If a Participant dies after benefit payments to him have commenced, the vested balance, if any, of his Accounts shall continue to be distributed to his Beneficiary in accordance with the method of distribution selected by the Participant; provided, however, that the Beneficiary may elect to accelerate the payments and to have such remaining vested balances distributed in a lump sum payment as soon as practicable after the Accounting Date next following the date the Beneficiary’s acceleration election is filed with the Committee.

11.3.        Special Rules Governing Annuity Elections. If a married Participant elects distribution in the form of an annuity pursuant to clause 11.1(b)(iii), the following rules shall apply and shall supersede any other provision of the Plan to the contrary:

(a)           The vested portions of the Participant’s Accounts, less any outstanding loan balance distributable in accordance with paragraph 10.1(i), shall be used to purchase a nontransferable “Joint and Survivor Annuity” (that is, an annuity that commences immediately and is payable for the life of the Participant with a survivor annuity payable for the life of his spouse which survivor annuity is not less than 50% of the amount of the annuity payable during the joint lives of the Participant and spouse), unless he elects another form of annuity and, if applicable, a Beneficiary other than his spouse, with the consent of his spouse to such form and Beneficiary, during the 90-day period immediately preceding his Distribution Date.

(b)           No consent by the spouse to the election of a form of annuity other than the Joint and Survivor Annuity and, if applicable, to a Beneficiary other than the spouse shall be effective unless it is in writing, acknowledges the effect of such consent and is witnessed by a Plan representative or a notary public (unless the Committee determines that there is no spouse, that the spouse cannot be located, that the Participant and his spouse are legally separated, that the Participant has been abandoned (under applicable state law) and the Participant has a court order to that effect, or that consent may be waived because of such other circumstances as regulations or rulings under Code section 417 set forth).

(c)           During the period between his election of an annuity and his Distribution Date, no loan may be made to a Participant pursuant to subsection 10.1, no amount may be withdrawn by the Participant pursuant to subsection 10.2 or 10.4 and no amount may be distributed to the Participant pursuant to subsection 11.1, in any form other than a Joint and Survivor Annuity, without the written consent of the spouse as provided in paragraph (b) of this subsection 11.3.

(d)           Subject to paragraph (e) below, if the Participant dies during the period between his election of an annuity and his Distribution Date, the vested portions of his Accounts (less any amounts credited to the Loan Fund, which shall be distributed in accordance with paragraph 10.1(j)) shall be paid to his spouse in the form of a life annuity as of the Accounting Date next following the date the Participant would have attained age 65 or, if the spouse so elects, as soon as practicable after any earlier Accounting Date next following his death; provided, however, that a spouse to whom payment is due under this paragraph (d) may elect to have such vested portions, if any, distributed in the form of a lump sum payment.

(e)           The provisions of paragraph (d) above shall not apply, and distribution upon the death of the Participant shall be made in accordance with subsection 11.2, if the spouse consents to the designation of a Beneficiary other than the spouse in accordance with subsection 11.6 during the period between the Participant’s election of an annuity and his death, and acknowledges that such consent to the Participant’s designation of such Beneficiary constitutes the spouse’s consent to the Participant’s waiver of a qualified preretirement survivor annuity payable to the spouse in accordance with section 417 of the Code.

(f)            A Participant may revoke his election pursuant to this subsection 11.3, and may make a new election of any form of distribution permitted under paragraph 11.1(b), at any time during the 90-day period immediately preceding his Distribution Date; provided, however, that if the effect of such revocation is to select a distribution form other than a Joint and Survivor Annuity, it shall be ineffective without the written consent of his spouse in accordance with paragraph (b) of this subsection 11.3 to the new form of distribution and, if applicable, a Beneficiary other than the spouse.

11.4.        Forfeitures and Restorations of Non-Vested Contributions. If a Termination Date occurs with respect to a Participant who is not fully vested in his Accounts (as determined under Section 9), the following rules shall apply:

(a)           The non-vested portion of his Accounts shall be forfeited as of the earlier of the date as of which the vested portion of his Accounts is distributed to him or the date the Participant incurs five consecutive One Year Breaks in Service.

(b)           If a forfeiture occurs due to the distribution of the vested portion of the Participant’s Accounts, and the Participant is reemployed by an Employer or a Related Company before he incurs five consecutive One Year Breaks in Service, the Matching Contributions and earnings thereon forfeited under paragraph (a) above shall be restored, with adjustment for earnings under the Interest Income Fund, as soon as practicable after his reemployment.

(c)           If a forfeiture occurs due to the distribution of the vested portion of the Participant’s Accounts, and the Participant is reemployed by an Employer or Related Company after he incurs five consecutive One Year Breaks in Service, such reemployment shall have no effect on the forfeiture under paragraph (a) above.

(d)           The restoration referred to in paragraph (b) above shall be made first from current forfeitures, if any, under the Plan and then, if necessary, from a special Employer contribution to the Plan.

(e)           A restoration pursuant to paragraph (b) above shall not be considered an annual addition for purposes of subsection 8.3.

(f)            If a Participant who is reemployed by an Employer or Related Company prior to incurring five consecutive One Year Breaks in Service received a distribution of the vested portion of his Matching Account, the amount restored under paragraph (b) above shall be maintained in a separate subaccount within the Participant’s Matching Account and his vested interest in each subaccount shall be determined in accordance with the rules set forth in Treasury regulation § 1.411(a)-7(d)(5)(iii)(A).

(g)           During the period between the Participant’s Termination Date and the date he is either reemployed by an Employer or Related Company or the date the non-vested portion of his Matching Account is forfeited, such non-vested portion shall be credited to a forfeiture subaccount and invested in the Interest Income Fund.

(h)           All forfeitures under this subsection 11.4 shall be used to reduce Matching Contributions under Section 5, except to the extent needed to restore prior forfeitures under paragraph (b) above.

11.5.        Limits on Commencement and Duration of Distributions. The following distribution rules are intended to conform distributions under the Plan to the requirements of section 401(a)(14) and 401(a)(9) of the Code and applicable regulations thereunder, including the minimum distribution incidental benefit requirement of section 401(a)(9)(G) of the Code, and, with respect to any portion of an Account invested in the ESOP Fund, to section 409(o) of the Code, and such provisions of law shall supersede any other provision of the Plan to the contrary:

(a)           Unless the Participant elects otherwise, distribution shall commence no later than 60 days after the close of the Plan Year in which the latest of the following events occurs:  the Participant’s attainment of age 65; the 10th anniversary of the year in which the Participant began participating in the Plan; or the Participant’s Termination Date. The failure of a Participant to consent to a distribution is deemed to be an election to defer commencement of payment for purposes of the preceding sentence.

(b)           Solely in the case of that portion of an Account invested in the ESOP Fund, the Participant may elect that distribution commence to be made not later than one year after the close of the Plan Year:

(i)            in which the Participant separates from service by reason of attaining the age of sixty-five (65), death or disability; or

(ii)           which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service (except that this clause shall not apply if the Participant is reemployed by a Related Company before distribution is required to begin under this clause (ii)).

(c)           Notwithstanding any other provision herein to the contrary, in the case of a Participant who has not incurred a Termination Date, distribution of his Accounts shall commence to be made to him (or on his behalf) in the form of a lump sum distribution or, if elected by the Participant, in any other form permitted by paragraph 11.1(b), on or before his Required Beginning Date (as defined below) and each December 31 thereafter. (In the event an annuity or lump sum has been elected, each additional payment shall consist of a lump sum payment of all amounts then credited to his Accounts.)  A Participant’s “Required Beginning Date” shall be the April 1 of the calendar year following the calendar year in which the later of the following events occurs:  he attains age 70½ or he terminates employment with the Employers and related Companies, except that the latter shall not apply to a 5% owner. If a Participant (other than a 5% owner) to whom payment of required distributions has commenced in accordance with this paragraph (c) is reemployed by the Employer, required distributions shall be suspended during the periods of reemployment. If a Participant (other than a 5% owner) to whom payment of required distributions has commenced in accordance with this paragraph (c) is reemployed by the Employer, required distributions shall be suspended during the period of reemployment.

(d)           Required minimum distributions for calendar years after 2001 shall be governed by Supplement R to the Plan.

11.6.        Beneficiary Designations. The term “Beneficiary” shall mean the Participant’s surviving spouse, except as otherwise provided below in this subsection 11.6:

(a)           If a Participant is not married at his death, or if the Participant is married but his spouse has consented (as provided below) to the designation of a person other than the spouse, the term Beneficiary shall mean such person or persons as the Participant designates to receive the vested portions of his Accounts upon his death. Such a designation may be made, revoked or changed (without the consent of any previously-designated Beneficiary except his spouse) only by an instrument signed by the Participant and filed with the Committee prior to his death.

(b)           A spouse’s consent to the designation of a Beneficiary other than the spouse shall be in writing, shall acknowledge the effect of such designation, shall be witnessed by a Plan representative or a notary public and shall be effective only with respect to such consenting spouse; provided, however, that no spousal consent to the designation of a person other than, or in addition to, the spouse as Beneficiary shall be required if (i) the Participant and his spouse are legally separated or the Participant has been abandoned (under applicable state law) and the Participant has a court order to that effect, or (ii) it is established to the satisfaction of the Committee that the spouse’s consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed in applicable Treasury regulations. Foi purposes of the Plan, the term “spouse” means the person to whom the Participant is legally married at the relevant time.

(c)           If a Participant dies after December 31, 2002, with no surviving Beneficiary designated by him and no surviving spouse, his Beneficiary shall be his surviving children (in equal shares) or, if he has no living child, his estate. If a Participant dies on or before December 31, 2002, his Beneficiary shall be determined under the provisions of the Plan as in effect on the date of his death.

(d)           Notwithstanding the foregoing provisions of this subsection 11.6, if (i) a Participant designates his spouse as beneficiary under the Plan in a beneficiary designation form filed with the Committee and not revoked prior to his death, and (ii) the Participant and such spouse are divorced after the date on which such beneficiary designation form is filed with the Committee and they are not married to each other on the date of the Participant’s death, then such former spouse shall be deemed to have predeceased the Participant for purposes of determining the Participant’s Beneficiary under the Plan; provided, however, that the provisions of this paragraph (d) shall not apply to the extent that (iii) the Participant designates the former spouse as beneficiary in a beneficiary designation form filed with the Committee after the date of dissolution of the Participant’s marriage to such former spouse, or (iv) a qualified domestic relations order provides that the former spouse shall be treated as the Participant’s surviving spouse for purposes of the Plan or otherwise assigns all or a portion of the Participant’s interest in the Plan to the former spouse as alternate payee. The provisions of this paragraph (d) shall apply only with respect to a Participant who dies after December 31, 2003.

11.7.        Form of Payment. Distributions in accordance with this Section 11 from the Altria Group Stock Fund or the Kraft Foods Stock Fund shall be made in cash, except to the extent the Participant or Beneficiary elects to receive whole shares of Altria Group Common Stock or Kraft Foods Common Stock, respectively. Distributions from Investment Funds other than the Altria Group Stock Fund or the Kraft Foods Stock Fund shall be made in cash.

11.8.        Facility of Payment. Notwithstanding the provisions of subsections 11.1 and 11.2, if, in the Committee’s opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payment to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

11.9.        Interests Not Transferable. The interests of Participants and other persons entitled to benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except in the case of qualified domestic relations orders that relate to the provision of child support, alimony or marital rights of a spouse, child or other dependent and which meet such other requirements as may be imposed by section 414(p) of the Code or regulations issued thereunder. Notwithstanding any other provision of the Plan to the contrary, distribution of the entire portion of the Account balance of a Participant awarded to his alternate payee may be made in a lump sum payment, as soon as practicable after the Committee determines that such order is qualified, without regard to whether the Participant would himself be entitled under the terms of the Plan to withdraw or receive a distribution of such amount at that time, but only if the terms of the order provide for such immediate distribution either specifically or by general reference to any manner of distribution permitted under the Plan.

11.10.      Absence of Guaranty. None of the Committee, the Trustee, or the Employers in any way guarantee the assets of the Plan from loss or depreciation. The Employers do not guarantee any payment to any person. The liability of the Trustee to make any payment is limited to the available assets of the Plan held under the Trust.

11.11.      Missing Participants or Beneficiaries. Each Participant and each designated Beneficiary must file with the Committee from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or designated Beneficiary at his last post office address filed with the Committee, or, in the case of a Participant, if no address is filed with the Committee, then at his last post office address as shown on the Employers’ records, will be binding on the Participant and his designated Beneficiary for all purposes of the Plan. None of the Committee, the Employers, or the Trustee will be required to search for or locate a Participant or designated Beneficiary. In the event that a benefit which has become payable remains unclaimed after a reasonable period (determined by the Committee in accordance with uniform procedures established by it), such benefit shall be forfeited; provided, however, that any such benefit shall be reinstated if a claim is made for such benefit by the Participant or beneficiary entitled to it. The amount of any benefit so forfeited shall be retained in the trust and applied in accordance with subsection 11.4.

11.12.      Direct Rollover Option. In accordance with uniform rules established by the Committee, each Participant, surviving spouse of a Participant or alternate payee under a qualified domestic relations order within the meaning of section 414(p) of the Code who is due to receive an eligible rollover distribution from the Plan may direct the Committee to transfer all or a portion of such distribution directly to another eligible retirement plan. For purposes of this subsection, the terms “eligible rollover distribution” and “eligible retirement plan” as applied to any such individual shall have the meaning accorded such terms under section 401(a)(31) of the Code (or any successor provision thereto) and applicable Treasury regulations and notices thereunder. Effective for distributions in Plan Years beginning after December 31, 2001:  (i) any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan; (ii) a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income, except that any such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution retirement plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible; (iii) an “eligible retirement plan” includes an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code or a qualified trust described in section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution; and (iv) an eligible retirement plan shall also include an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p).

11.13.      Distributions on Account of Permanent and Total Disability. For purposes of this Section 11, a Participant will be considered to have terminated employment and will be entitled to a distribution of his vested Account balances when he is eligible for long term disability benefits under a disability plan sponsored by an Employer and determined by the Committee to be permanently and totally disabled (as defined in subsection 9.2).

SECTION 12

No Reversion to Employers

No part of the corpus or income of the Trust shall revert to the Employers or be used for, or diverted to, purposes other than the exclusive benefit of Participants and Beneficiaries, subject to the following:

(a)           Each contribution made by an Employer under the Plan shall be conditioned upon its deductibility under section 404 of the Code, unless (1) prior to the due date (including extensions) of the Federal income tax return of Altria Group, Inc. for any year, the Chief Financial Officer of Kraft Foods Inc. (or his delegate) determines in writing that all or a portion of the contributions for that Plan Year are not conditioned on the deductibility of the contributions for that Plan Year, and (2) either such officer (or his delegate), in consultation with the Chief Financial Officer of Altria Group, Inc., determines in writing by such tax return due date that such contributions, in combination with contributions to any other plan qualified under section 401(a) of the Code by the Company or any Related Company for such Plan Year, will not result in the imposition of excise tax under Code section 4972 or the Company or one or more of the Related Companies pays any such excise tax. To the extent that the deduction of a contribution made by an Employer and conditioned upon deductibility is disallowed, the nondeductible amount shall be returned to the affected Employer within one (1) year after the deduction is disallowed.

(b)           If a contribution or any portion thereof is made by an Employer by a mistake of fact, the Trustee shall, upon written request of that Employer, return the amount of such contribution or portion, reduced by the amount of any losses thereon, to that Employer within one year after the date of payment.

(c)           If, upon termination of the Plan, any amounts are held under the Plan in a suspense account pursuant to Treas. Reg. § 1.415-6(b)(6)(ii) and such amounts may not be credited to the Accounts of Participants, such amount will be returned to the Employers as soon as practicable after the termination of the Plan.

SECTION 13

Administration

13.1.        Committee Membership and Authority. The Committee referred to in subsection 1.3 shall consist of one or more members appointed by the Company. Except as otherwise specifically provided in this Section 13, the Committee shall act by a majority of its then members, by meeting or by writing filed without meeting, and shall have the following discretionary authority, powers, rights and duties in addition to those vested in it elsewhere in the Plan or Trust Agreement:

(a)           to adopt such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;

(b)           to enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Committee;

(c)           to determine conclusively all questions arising under the Plan, including the power to determine the eligibility of employees and the rights of Participants and other persons entitled to benefits under the Plan and their respective benefits, to make factual findings and to remedy ambiguities, inconsistencies or omissions of whatever kind;

(d)           to maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide;

(e)           to direct all payments of benefits under the Plan;

(f)            to perform the functions of a “plan administrator”, as defined in section 414(g) of the Code, for all purposes of the Plan, including for purposes of establishing and implementing procedures to determine the qualified status of domestic relations orders (in accordance with the requirements of section 414(p) of the Code) and to administer distributions under such qualified orders;

(g)           to employ agents, attorneys, accountants or other persons (who may also be employed by or represent the Employers) for such purposes as the Committee considers necessary or desirable to discharge its duties;

(h)           to establish a claims procedure in accordance with section 503 of ERISA; and

(i)            to furnish the Employers, the Investment Committee and the Trustee with such information with respect to the Plan as may be required by them for tax or other purposes.

The certificate of a majority of the members of the Committee that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

13.2.        Allocation and Delegation of Committee Responsibilities and Powers. In exercising its authority to control and manage the operation and administration of the Plan, the Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked at any time. Any member or delegate exercising Committee responsibilities and powers under this subsection shall periodically report to the Committee on its exercise thereof and the discharge of such responsibilities.

13.3.        Uniform Rules. In managing the Plan, the Committee shall uniformly apply rules and regulations adopted by it to all persons similarly situated.

13.4.        Information to be Furnished to Committee. The Employers and Related Companies shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Employers and Related Companies as to an employee’s or Participant’s period of employment, termination of employment and the reason therefor, leave of absence, reemployment and Compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.

13.5.        Committee’s Decision Final. Any interpretation of the Plan and any decision on any matter within the discretion of the Committee made by the Committee shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

13.6.        Exercise of Committees’ Duties. Notwithstanding any other provisions of the Plan, the Committees shall discharge their duties hereunder solely in the interests of the Participants and other persons entitled to benefits under the Plan, and:

(a)           for the exclusive purpose of providing benefits to Participants and other persons entitled to benefits under the Plan; and

(b)           with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

13.7.        Remuneration and Expenses. No remuneration shall be paid from the Plan to a member of any of the Committees who is an employee of any Employer or Related Company. Except as otherwise determined by the Committee, the reasonable expenses of administering the Plan and the fees and expenses incurred in connection with the collection, administration, management, investment, protection and distribution of the Plan assets under the Trust shall be paid directly by the Trust out of Plan assets or, if paid by one or more Employers, reimbursed by the Trust to the maximum extent permitted by law.

13.8.        Indemnification of the Committees. To the extent not reimbursed by any applicable insurance policy, the Committees, the individual members thereof and the secretary (if any) of each of the Committees shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against any of them by reason of the performance of the Committees’ functions if the Committees or such members or secretary did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

13.9.        Resignation or Removal of Committee Member. A Committee member may resign at any time by giving ten days’ advance written notice to the Company, the Trustee and the other Committee members. The Company may remove a Committee member by giving advance written notice to him and the other Committee members.

13.10.      Appointment of Successor Committee Members. The Company may fill any vacancy in the membership of the Committee and shall give prompt written notice thereof to the other Committee members.  While there is a vacancy in the membership of the Committee, the remaining Committee members shall have the same powers as the full Committee until the vacancy is filled.

13.11.      Committee Discretion. Benefits under this Plan will be paid only if the Committee decides, in its discretion, that the Participant is entitled to them under the terms of the Plan.

SECTION 14

Amendment and Termination

14.1.        Amendment. While it is expected that the Plan will be continued, either the Company or the Committee nevertheless may terminate the Plan or amend it from time to time, except that no amendment will reduce a Participant’s interest in the Plan to less than an amount equal to the amount he would have been entitled to receive if he had resigned from the employ of the Employers and the Related Companies on the day of the amendment, and no amendment will eliminate an optional form of benefit with respect to a Participant or Beneficiary except as otherwise permitted by law.

14.2.        Termination. The Plan will terminate as to all of the Employers on any day specified by the Company upon advance written notice of the termination given to the Employers. Employees of an Employer shall cease active participation in the Plan (and will be treated as inactive Participants in accordance with subsection 2.3) on the first to occur of the following:

(a)           the date on which that Employer ceases to be a contributing sponsor of the Plan, by appropriate action taken by the Company or by such Employer;

(b)           the date that Employer is judicially declared bankrupt or insolvent; or

(c)           the dissolution, merger, consolidation, reorganization or sale of that Employer, or the sale of all or substantially all of the assets of an Employer, except that, subject to the provisions of subsection 14.3, with the consent of the Company or the Committee, in any such event arrangements may be made whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of that Employer’s assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.

14.3.        Merger and Consolidation of the Plan, Transfer of Plan Assets. The Committee in its discretion may direct the Trustee to transfer all or a portion of the assets of this Plan to another defined contribution plan of the Employers or Related Companies which is qualified under section 401(a) of the Code or, in the event of the sale of stock of an Employer or all or a portion of the assets of an Employer, to a qualified plan of an employer which is not a Related Company, or to accept a transfer of assets and liabilities to this Plan from another defined contribution plan that is qualified under section 401(a) of the Code. In the case of any such merger, or transfer of assets and liabilities, provision shall be made so that each affected Participant in the Plan on the date thereof would receive a benefit immediately after the merger, or transfer which is equal to the benefit he would have been entitled to receive immediately prior to the merger, or transfer. The Committee may adopt such amendment or Supplement to the Plan as may be necessary to preserve protected rights that may not be changed or eliminated by reason of such transfer or merger under section 411 of the Code; pending such amendment or adoption of such Supplement, the applicable provisions of the merged or transferee plan describing such section 411 protected rights shall be incorporated herein by reference.

14.4.        Distribution on Termination and Partial Termination. Upon termination or partial termination of the Plan, all benefits under the Plan shall continue to be paid in accordance with Sections 10 and 11 as those sections may be amended from time to time.

14.5.        Notice of Amendment, Termination or Partial Termination. Affected Participants will be notified of an amendment, termination or partial termination of the Plan as required by law.

SECTION 15

Change of Control Provisions

15.1.        Application. In the event of a Change of Control (as defined in subsection 15.2), the provisions of this Section 15 shall apply, notwithstanding any other provision in the Plan to the contrary.

15.2.        Definition of Change of Control. For purposes of the Plan, a “Change of Control” means the happening of any of the following events:

(a)           The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Altria Group (the “Parent”) (such stock hereinafter referred to as the “Outstanding Parent Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of directors (the “Outstanding Parent Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control:  (i) any acquisition directly from the Parent, (ii) any acquisition by the Parent, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Parent or any corporation controlled by the Parent or (iv) any acquisition by any corporation pursuant to a transaction described in clauses (i), (ii) and (iii) of paragraph (c) of this subsection 15.2; or

(b)           Individuals who, as of November 1, 1989, constitute the Board of Directors of the Parent (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to November 1, 1989 whose election, or nomination for election by the Parent’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(c)           Approval by the shareholders of the Parent of a reorganization, merger, share exchange or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then Outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Parent through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities, as the case may be, (ii)

no Person (excluding any employee benefit plan (or related trust) of the Parent or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board, providing for such Business Combination; or

(d)           Approval by the shareholders of the Parent of (i) a complete liquidation or dissolution of the Parent or (ii) the sale or other disposition of all or substantially all of the assets of the Parent, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Parent or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Parent Common Stock or Outstanding Parent Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board, providing for such sale or other disposition of assets of the Parent or were elected, appointed or nominated by the Incumbent Board.

15.3.        Contribution Requirement. Subject to the conditions and limitations of Section 8 (after taking into account the effect thereon of the last sentence of this subsection 15.3) and of the next sentence, upon the occurrence of a Change of Control, for the year in which the Change of Control occurs and for each of the two years following the year in which the Change of Control occurs, each Employer shall make a “Matching Contribution” to the Profit Sharing Fund on behalf of each Participant employed by such Employer who has made Before-Tax or After-Tax Contributions to the Profit Sharing Fund for that year in an amount equal to the greater of:

(a)           the average rate of matching contributions made by that Employer to the Profit Sharing Fund for the two Plan Years prior to the Plan Year in which the Change of Control occurs, or

(b)           75 percent of the Before-Tax and After-Tax Contributions made by each Participant, excluding any such contributions which exceed, in the aggregate, 6 percent of the Participant’s Eligible Compensation.

Except as otherwise specifically provided in Section 12, in no event shall the sum of the Before-Tax Contributions and any Matching Contributions made by an Employer for any Plan Year exceed the limitations imposed by section 404 of the Code on the maximum amount deductible on account thereof by the Employer for that year. Each Employer’s Matching Contributions for any Plan Year shall be paid to the Trustee for deposit in the Profit Sharing Fund, without interest, no later than the time prescribed by law for filing the Federal corporate income tax return of Altria Group, or its successors, as applicable, including any extensions thereof. The Matching Contributions made on behalf of a Participant pursuant to this Section 14 shall be allocated to a “Matching Contribution Account” established for each Participant, shall be aggregated with the Participant’s After-Tax Contributions, if any, for purposes of determining contribution percentages and applying the limitations of Section 8, and, to the extent corrective distributions are required to be made to any highly compensated employee in accordance with Section 8, the amounts required to be distributed shall be made first from the affected Highly Compensated employee’s unmatched After-Tax Contributions (if any) and thereafter on a pro rata basis from his matched After-Tax Contributions (if any) and his Matching Contributions.

15.4.        Vesting. Upon and after a Change of Control, a Participant’s vested percentage in all his Accounts under the Plan shall be 100%.

15.5.        Enforcement Rights; Amendment Restrictions.

(a)           In addition to all other rights under the Plan and applicable law, any individual who shall be a Participant or Beneficiary at the date on which the Change of Control occurs (the “Control Date”) shall from and after such date have the right to bring an action, either individually or on behalf of all Participants and Beneficiaries, to enforce the provisions of this Section 15 by seeking injunctive relief or damages, or both, and the Company shall be obligated to pay or reimburse such Participant or Beneficiary who shall prevail, in whole or in substantial part, for all reasonable expenses, including attorney’s fees, in connection with such action.

(b)           Anything in the Plan to the contrary notwithstanding, on and after the Control Date, none of the provisions of this Section 15 shall be amended unless within sixty days after the date of the action taken to amend such provisions at least two-thirds of the individuals who were Participants at the date of such action shall have given their written approval of such action based on full and complete information provided to them regarding the actual and potential effects of such action on them.

15.6.        Construction. The foregoing provisions of this Section 15 shall be construed liberally to the end that its purposes shall be fully implemented.

SUPPLEMENT A

KRAFT FOODS GLOBAL, INC. THRIFT PLAN
Top-Heavy Provisions

(1)           Application:  This Supplement A to the Kraft Foods Global, Inc. Thrift Plan shall be applicable on and after the date on which the Plan becomes Top-Heavy (as described in paragraph (5)).

(2)           Effective Date:  The Effective Date of the top-heavy provisions as set forth in this Supplement A is January 1, 1993.

(3)           Definitions:  Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement A.

(4)           Affected Participant:  For purposes of this Supplement A, the term “Affected Participant” means each Participant who is employed by an Employer or a Related Company during any Plan Year for which the Plan is Top-Heavy; provided, however, that the term “Affected Participant” shall not include any Participant who is covered by a collective bargaining agreement if retirement benefits were the subject of good faith bargaining between his Employer and his collective bargaining representative.

(5)           Top-Heavy:  The Plan shall be “Top-Heavy” for any Plan Year if, as of the Determination Date for that year (as described in subparagraph (a) next below), the present value of the benefits attributable to Key Employees (as defined in paragraph (6)) under all Aggregation Plans (as defined in paragraph (9)) exceeds 60% of the present value of all benefits under such plans. The foregoing determination shall be made in accordance with the provisions of section 416 of the Code. Subject to the preceding sentence:

(a)           The Determination Date with respect to any plan for purposes of determining Top-Heavy status for any plan year of that plan shall be the last day of the preceding plan year or, in the case of the first plan year of that plan, the last day of that year. The present value of benefits as of any Determination Date shall be determined as of the accounting date or valuation date coincident with or next preceding the Determination Date. If the plan years of all Aggregation Plans do not coincide, the Top-Heavy status of the Plan on any Determination Date shall be determined by aggregating the present value of Plan benefits on that date with the present value of the benefits under each other Aggregation Plan determined as of the Determination Date of such other Aggregation Plan which occurs in the same calendar year as the Plan’s Determination Date.

(b)           Benefits under any plan as of any Determination Date shall include the amount of any distributions from that plan made during the plan year which includes the Determination Date (including distributions under a terminated plan which, if it had not been terminated, would have been included in an aggregation group) or during any of the preceding four plan years, but shall not include any amounts attributable to employee contributions which are deductible under section 219 of the Code, any amounts attributable to employee-initiated rollovers or transfers made after December 31, 1983 from a plan maintained by an unrelated employer, or, in case of a defined contribution plan, any amounts attributable to contributions made after the Determination Date unless such contributions are required by section 412 of the Code or are made for the plan’s first plan year.

(c)           Benefits attributable to a participant shall include benefits paid or payable to a beneficiary of the participant, but shall not include benefits paid or payable to any participant who has not performed services for an Employer or Related Company during any of the five plan years ending on the applicable Determination Date; provided, however, that if a participant performs no services for five years and then performs services, the benefits attributable to such participant shall be included.

(d)           The accrued benefit of any participant who is a Non-Key Employee with respect to a plan but who was a Key Employee with respect to such plan for any prior plan year shall not be taken into account.

(e)           The accrued benefit of a Non-Key Employee shall be determined under the method which is used for accrual purposes for all plans of the Employer and Related Companies; or, if there is not such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

(f)            The present value of benefits under all defined benefit plans shall be determined on the basis of a 7.5% per annum interest factor and the 1951 Group Annuity Projected Mortality Table for Males, with a one-year setback.

(6)           Key Employee:  The term “Key Employee” means an employee or deceased employee (or beneficiary of such deceased employee) who is a Key Employee within the meaning ascribed to that term by section 416(i) of the Code. Subject to the preceding sentence, the term Key Employee includes any employee or deceased employee (or beneficiary of such deceased employee) who at any time during the plan year which includes the Determination Date or during any of the four preceding plan years was:

(a)           an officer of any Employer or Related Company with Compensation for that year in excess of 50 percent of the amount in effect under section 415(b)(1)(A) of the Code for the calendar year in which that year ends; provided, however, that the maximum number of employees who shall be considered Key Employees under this paragraph (a) shall be the lesser of 50 or 10% of the total number of employees of the Employers and the Related Companies disregarding any excludable employees under Code section 414(q)(8).

(b)           one of the 10 employees owning the largest interests in any Employer or any Related Company (disregarding any ownership interest which is less than 1/2 of one percent), excluding any employee for any plan year whose Compensation for that year did not exceed the applicable amount in effect under section 415(c)(1)(A) of the Code for the calendar year in which that year ends;

(c)           a 5% owner of any Employer or of any Related Company; or

(d)           a 1% owner of any Employer or any Related Company having Compensation for that year in excess of $150,000.

(7)           Compensation:  The term “Compensation” for purposes of this Supplement A means the amount reported as wages for Federal income tax withholding purposes on any Form W-2 issued to the employee by an Employer or Related Company plus, solely for purposes of determining who is a Key Employee, the amount of any employer contributions made pursuant to a salary reduction arrangement that are excludable from the Participant’s gross income pursuant to sections 125, 402(g)(3), or 132(f)(4) of the Code. However, for Plan Years beginning on or after January 1, 1989, solely for purposes of determining who is a Key Employee, the term “Compensation” means compensation as defined in Code section 414(q)(7).

(8)           Non-Key Employee:  The term “Non-Key Employee” means any employee (or beneficiary of a deceased employee) who is not a Key Employee.

(9)           Aggregation Plan:  The term “Aggregation Plan” means the Plan and each other retirement plan (including any terminated plan) maintained by an Employer or Related Company which is qualified under section 401(a) of the Code and which:

(a)           during the plan year which includes the applicable Determination Date, or during any of the preceding four plan years, includes a Key Employee as a participant;

(b)           during the plan year which includes the applicable Determination Date or, during any of the preceding four plan years, enables the Plan or any plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code; or

(c)           at the election of the Employer, would meet the requirements of sections 401(a)(4) and 410 if it were considered together with the Plan and all other plans described in subparagraphs (a) and (b) next above.

(10)         Required Aggregation Plan:  The term “Required Aggregation Plan” means a plan described in Plan either subparagraph (a) or (b) of paragraph (9).

(11)         Permissive Aggregation:  The term “Permissive Aggregation Plan” means a plan described in Plan subparagraph (c) of paragraph (9).

(12)         Vesting:  For any Plan Year during which the Plan is Top-Heavy, the Account balances of each Affected Participant who has completed at least three Years of Service shall be 100% vested. If the Plan ceases to be Top-Heavy for any Plan Year, the provisions of this paragraph (12) shall continue to apply to any Affected Participant who had completed at least 3 Years of Service prior to such Plan Year.

(13)         EGTRRA Provisions:  The following provisions shall apply for purposes of determining whether the Plan is Top-Heavy and whether the Plan satisfies the minimum benefit requirements of section 416(c) of the Code for such years. The provisions of this paragraph (13) shall supersede any other provision of this Supplement A to the extent inconsistent herewith.

(a)           Key Employee. “Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of any Employer or Affiliate having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of any Employer or Affiliate, or a 1-percent owner of any Employer or Affiliate having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(b)           Determination of present values and amounts. This paragraph (13)(b) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

(i)            Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(ii)           Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

(iii)          Minimum Contributions. Notwithstanding the provisions of paragraph (11) to the contrary, employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirement of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

(14)         Aggregate Benefit Limit:  For any Plan Year prior to January 1, 2000 during which the Plan is Top-Heavy, paragraphs (2)(B) and (3)(B) of section 415(e) of the Code shall be applied by substituting “1.0” for “1.25”.

SUPPLEMENT B

KRAFT FOODS GLOBAL, INC. THRIFT PLAN
Special Benefit Schedule for Former Participants in the
H.F. Behrhorst & Son, Inc. Employees Profit Sharing Plan

Pursuant to subsection 1.12, this Supplement B is made a part of the Plan and supersedes any provisions thereof which are not consistent with this Supplement B.

(1)           Participating Group:  Former employees of H. F. Behrhorst & Son, Inc. who immediately prior to the Effective Date were participants in the H. F. Behrhorst & Son, Inc. Employees Profit Sharing Plan (“Behrhorst Participants”). These employees were employed by Kraft, Inc. on January 4, 1988.

(2)           Effective Date:  November 1, 1989.

(3)           Eligibility:  As of the Effective Date, the employees described in paragraph 1 became eligible to participate in the Plan subject to its normal terms, except as provided in paragraph 4 of this Supplement B.

(4)           Account Transfers. Account balances were transferred from the plan described in paragraph (1) above into the Plan with respect to Behrhorst Participants.

B-1

SUPPLEMENT C

KRAFT FOODS GLOBAL, INC. THRIFT PLAN
Special Benefit Schedule for Former Participants in the
Profit Sharing Plan for Mueller Foodservice Corp.

Pursuant to subsection 1.12, this Supplement C is made a part of the Plan and supersedes any provisions thereof which are not consistent with this Supplement C.

(1)           Participating Group:  Former employees of Mueller Foodservice Corp. who immediately prior to the Effective Date were participants in the Profit Sharing Plan for Mueller Foodservice Corp. and who had benefits transferred to this Plan (“Mueller Participants”). These employees were employed by Kraft, Inc. on December 21, 1988.

(2)           Effective Date:  April 13, 1990.

(3)           Eligibility:  As of the Effective Date, the employees described in paragraph 1 became eligible to participate in the Plan subject to its normal terms, except as provided in paragraph 4 of this Schedule.

(4)           Special Provisions:  In the event a Mueller Participant terminates employment with the Employers and Related Companies and becomes a participant in a qualified retirement plan of another employer, the Trustee is authorized to transfer the portion of a Mueller Participant’s Accounts attributable to amounts transferred from the plan described in paragraph (1) above to such other plan upon receiving written authorization from such other employer, the Mueller Participant and the trustee of such other plan.

C-1

SUPPLEMENT D

KRAFT FOODS GLOBAL, INC. THRIFT PLAN
Special Benefit Schedule for Former Participants in the
Tombstone Pizza Corporation Profit Sharing Plan

Pursuant to subsection 1.12, this Supplement D is made a part of the Plan and supersedes any provisions thereof which are not consistent with this Supplement D.

(1)           Participating Group:  Employees of Tombstone Pizza Corporation who immediately prior to the Effective Date were participants in the Tombstone Pizza Corporation Profit Sharing Plan and who had benefits transferred to this Plan (“Tombstone Participants”).

(2)           Effective Date:  January 1, 1991.

(3)           Eligibility:  As of the Effective Date, the employees described in paragraph 1 became eligible to participate in the Plan subject to its normal terms, except as provided in paragraph 4 of this Supplement D.

(4)           Special Provisions: The following special provisions shall apply only with respect to that portion of a Tombstone Participant’s benefit which is attributable to amounts transferred to this Plan from the Tombstone Pizza Corporation Profit Sharing Plan:

(a)           Upon attainment of age 55, a Tombstone Participant shall be 100% vested.

(b)           A Tombstone Participant, in lieu of the installments described in clause 11.1(b)(ii), may elect to have his Account balance distributed in a series of annual or more frequent installments, provided, however, that the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Tombstone Participant’s entire interest by the life expectancy of the Tombstone Participant or joint and last survivor expectancy of the Tombstone Participant and beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Treasury Regulation Section 1.72-9. For purposes of this computation, a Tombstone Participant’s (and his spouse’s) life expectancy may be recalculated no more frequently than annually, but the life expectancy of a nonspouse beneficiary must be calculated at the time payment first commences without further recalculations.

(c)           Prior to his severance from service, a Tombstone Participant at any time may request a withdrawal of all or part of his account attributable to qualified voluntary employee contributions.

(d)           Prior to his severance from service, a Tombstone Participant may elect, pursuant to rules promulgated by the Committee, on a form prescribed by and filed with the Committee, to make a withdrawal of all or any portion of his account attributable to his After-Tax Contributions.

D-1

SUPPLEMENT E

KRAFT FOODS GLOBAL, INC. THRIFT PLAN
Special Benefit Schedule for Former Participants in the
Churny Company, Inc. Profit Sharing Plan

Pursuant to subsection 1.12, this Supplement E is made a part of the Plan and supersedes any provisions thereof which are not consistent with this Supplement E.

(1)           Participating Group:  Employees of Churny Company, Inc. who immediately prior to the respective Effective Date were participants in the Churny Company, Inc. Profit Sharing Plan, who were either (a) salaried employees who had benefits transferred to this Plan as of January 1, 1989 or (b) hourly non-union employees at Weyawega, Waupaca and Wausau locations, who had benefits transferred to this Plan as of January 1, 1992 (“Churny Participants”).

(2)           Effective Dates:                    (a)  January 1, 1989

(b)  January 1, 1992

(3)           Eligibility:  As of the respective Effective Date, the employees described in paragraph 1 became eligible to participate in the Plan, subject to its normal terms, except as provided in paragraph 4 of this Supplement E with respect to transferred benefits.

E-1

SUPPLEMENT F

KRAFT FOODS GLOBAL, INC. THRIFT PLAN
Special Benefit Schedule Applicable to Employees
of the California Vegetable Concentrates Division

Pursuant to subsection 1.12, this Supplement F is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Supplement F.

(1)           Participating Group:  This Supplement F is applicable to those Participants in the Plan who were employees of the California Vegetable Concentrates division of Kraft Food Ingredients Corp. and who became employees of Basic Vegetable Products, L.P., pursuant to that certain Asset Purchase Agreement entered into as of February 16, 1993 by and between Basic Vegetable Products, L.P., and Kraft Food Ingredients Corp. (“Concentrates Participants”).

(2)           Effective Date:  February 16, 1993.

(3)           Special Vesting Provisions:  A Concentrates Participant shall be 100% vested in his sub-accounts attributable to Matching Contributions as of the Effective Date.

(4)           Special Distribution and Withdrawal Provisions:

(a)           In accordance with procedures established by the Committee, a Concentrates Participant during the period commencing on the Effective Date and ending on March 31, 1993, may elect to withdraw all of his sub-account balances attributable to his After-Tax Contributions, Rollover Contributions, and Matching Contributions, and the earnings thereon.

(b)           Notwithstanding any provisions of the Plan to the contrary, the Hardship withdrawal provisions and the in-service withdrawal provisions of Section 10 of the Plan shall continue to apply to a Concentrates Participant on and after the Effective Date and for such time as the Concentrates Participant remains an employee of Basic Vegetable Products, L.P., or its successors or affiliates (collectively referred to as the “Successor Employer”). Notwithstanding any provisions of the Plan to the contrary, for purposes of applying the post-employment termination distribution provisions of Section 11 of the Plan to a Concentrates Participant, such Concentrates Participant’s service shall not be considered to be terminated (whether on account of retirement, permanent and total disability, or for any other reason) until such time as said Participant has had a separation from service with the Successor Employer.

F-1

SUPPLEMENT G

KRAFT FOODS GLOBAL, INC. THRIFT PLAN
Special Benefit Schedule for Former Participants in the
Lender’s Bagel Bakery, Inc. Profit Sharing Plan

Pursuant to subsection 1.12, this Supplement G is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Supplement G.

(1)           Participating Group:  This Supplement G modifies and supplements the provisions of the Plan in connection with the participation in the Plan of employees of the Lender’s Bagel Bakery operating unit of General Foods USA, and in connection with the merger into the Plan of the Lender’s Bagel Bakery, Inc. Profit Sharing Plan (the “Lender’s Plan”). For purposes of this Supplement G, the term “Lender’s Participants” means those Participants in the Plan who immediately prior to the Effective Date were participants in the Lender’s Plan and who had benefits from such plan transferred to this Plan.

(2)           Effective Date:  January 1, 1993.

(3)           Eligibility:  A Lender’s Participant shall become a Participant in the Plan on the Effective Date. Any other employee of the Lender’s Bagel Bakery operating unit of General Foods USA shall become eligible to participate in the Plan on the later of the Effective Date or the date such employee would otherwise become eligible to participate in accordance with the provisions of Section 2 of the Plan.

(4)           Merger of Plans:  The Lender’s Plan shall be merged with and into the Plan effective March 31, 1993, and the assets and liabilities of the Lender’s Plan shall become the assets and liabilities of the Plan effective with the merger, in accordance with Section 414(l) of the Code. Effective with the date of the merger, the provisions of the Plan shall apply to the transferred account balances from the Lender’s Plan, with the modifications set forth below.

(5)           Vesting in Transferred Amounts:  A Lender’s Participant in this Participating Group shall at all times be 100% vested in his sub-account balance attributable to his transferred account balance from the Lender’s Plan.

G-1

SUPPLEMENT H

KRAFT FOODS GLOBAL, INC. THRIFT PLAN
Special Benefit Schedule for Former Participants in the
Capri Sun, Inc. Retirement Savings Plan

Pursuant to subsection 1.12, this Supplement H is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Supplement H.

(1)           Participating Group:  This Supplement H modifies and supplements the provisions of the Plan in connection with the participation in the Plan of employees of Capri Sun, Inc., and in connection with the merger into the Plan of the Capri Sun, Inc. Retirement Savings Plan (the “Capri Sun Plan”). For purposes of this Supplement H, the term “Capri Sun Participants” means those Participants in the Plan who immediately prior to the Effective Date were participants in the Capri Sun Plan and who had benefits from such plan transferred to this Plan.

(2)           Effective Date:  January 1, 1993.

(3)           Eligibility:  A Capri Sun Participant shall become a Participant in the Plan on the Effective Date. Any other employee of Capri Sun, Inc. shall become eligible to participate in the Plan on the later of the Effective Date or the date such employee would otherwise become eligible to participate in accordance with the provisions of Section 2 of the Plan.

(4)           Merger of Plans:  The Capri Sun Plan shall be merged with and into the Plan effective March 31, 1993, and the assets and liabilities of the Capri Sun Plan shall become the assets and liabilities of the Plan effective with the merger, in accordance with Section 414(l) of the Code. Effective with the date of the merger, the provisions of the Plan shall apply to the transferred account balances from the Capri Sun Plan, with the modifications set forth below.

(5)           Vesting in Transferred Amounts:  A Capri Sun Participant shall at all times be 100% vested in his sub-account balance attributable to his transferred account balance from the Capri Sun Plan.

H-1

SUPPLEMENT I

KRAFT FOODS GLOBAL, INC. THRIFT PLAN
Special Benefit Schedule for Former Participants in the
Jack’s Frozen Pizza, Inc. 401(k) Profit-Sharing Plan

Pursuant to subsection 1.12, this Supplement I is made a part of the Plan and supersedes any provisions thereof which are not consistent with this Supplement I.

(1)           Participating Group:  This Supplement I modifies and supplements the provisions of the Plan in connection with the participation in the Plan of employees of Jack’s Frozen Pizza, Inc., and in connection with the merger into the Plan of the Jack’s Frozen Pizza, Inc. 401(k) Profit-Sharing Plan (the “Jack’s Plan”). For purposes of this Supplement I, the term “Jack’s Pizza Participants” means those Participants in the Plan who immediately prior to the Effective Date were participants in the Jack’s Plan and who had benefits from such plan transferred to this Plan.

(2)           Effective Date:  January 1, 1994.

(3)           Eligibility:  As of the Effective Date, the employees described in paragraph 1 became eligible to participate in the Plan subject to its normal terms, except as provided in paragraph 5 of this Supplement I.

(4)           Merger of Plans:  The Jack’s Plan shall be merged with and into the Plan effective April 1, 1994, and the assets and liabilities of the Jack’s Plan shall become the assets and liabilities of the Plan effective with the merger, in accordance with Section 414(l) of the Code. Effective with the date of the merger, the provisions of the Plan shall apply to the transferred account balances from the Jack’s Plan, with the modifications set forth below.

(5)           Special Provision:  Upon retirement at or after attainment of age 55, a Jack’s Pizza Participant shall be 100% vested with respect to that portion of a Jack’s Pizza Participant’s benefit which is attributable to amounts transferred to this Plan from the Jack’s Plan.

I-1

SUPPLEMENT J

KRAFT FOODS GLOBAL, INC. THRIFT PLAN
Special Benefit Schedule for Former Participants in the
Salary Reduction and Voluntary Investment Plan for
Salaried Employees of Oscar Mayer Foods Corporation

Pursuant to subsection 1.12, this Supplement J is made a part of the Plan and supersedes any provisions thereof which are not consistent with this Supplement J.

(1)           Participating Group:  This Supplement J modifies and supplements the provisions of the Plan in connection with the participation in the Plan of employees of Oscar Mayer Foods Corporation, and in connection with the merger into the Plan of the Salary Reduction and Voluntary Investment Plan for Salaried Employees of Oscar Mayer Foods Corporation (the “Oscar Mayer Plan”). For purposes of this Supplement J, the term “Oscar Mayer Participants” means those Participants in the Plan who immediately prior to the Effective Date were participants in the Oscar Mayer Plan and who had benefits from such plan transferred to this Plan.

(2)           Effective Date:  January 1, 1994.

(3)           Eligibility:  As of the Effective Date, the employees described in paragraph 1 became eligible to participate in the Plan subject to its normal terms, except as provided in paragraph 5 of this Supplement J.

(4)           Merger of Plans:  The Oscar Mayer Plan shall be merged with and into the Plan effective April 1, 1994, and the assets and liabilities of the Oscar Mayer Plan shall become the assets and liabilities of the Plan effective with the merger, in accordance with Section 414(l) of the Code. Effective with the date of the merger, the provisions of the Plan shall apply to the transferred account balances from the Oscar Mayer Plan, with the modifications set forth below.

(5)           Special Provisions:  The following special provisions shall apply only with respect to that portion of an Oscar Mayer Participant’s benefit which is attributable to amounts transferred to this Plan from the Oscar Mayer Plan:

(a)           In addition to the withdrawal permitted under subsection 10.2 of the Plan, an Oscar Mayer Participant whose Termination Date has not yet occurred may elect to withdraw all or a part of his interest in his Accounts, as provided and in the order set forth below:

(b)           Up to 100% of the March 31, 1992 balance of his After-Tax Account and the earnings thereon. Any such withdrawal shall be made first from the After-Tax Contributions (excluding earnings thereon) made by the Oscar Mayer Participant prior to January 1, 1987 and then from the balance of his March 31, 1992 After-Tax Account, and the earnings thereon.

J-1

SUPPLEMENT K

KRAFT FOODS GLOBAL, INC. THRIFT PLAN
Special Benefit Schedule For Former Participants in the
RJR Nabisco Capital Investment Plan

Pursuant to subsection 1.12, this Supplement K is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Supplement K.

(1)           Participating Group:  This Special Benefit Schedule modifies and supplements the provisions of the Plan in connection with the participation in the Plan of Nabisco cereal business employees, and in connection with the transfer to the Plan of account balances of such employees under the RJR Nabisco Capital Investment Plan (the “Nabisco Plan”). For purposes of this Special Benefit Schedule, the “Participating Group” means those Participants in the Plan who immediately prior to the Effective Date were participants in the Nabisco Plan and who had benefits from such plan transferred to this Plan.

(2)           Effective Date:  January 4, 1993.

(3)           Eligibility:  Pursuant to an Asset Purchase Agreement dated as of November 13, 1992 between the Corporation and Nabisco, Inc. and Nabisco Cereals, Inc., the Corporation agreed to employ certain employees (identified as “Transferred Employees” under the agreement) of the U.S. Ready-to-Eat Cold Cereal Business of Nabisco, Inc. and Nabisco Cereals, Inc. Each Transferred Employee who is a participant in the Nabisco Plan shall become a Participant in the Plan on the Effective Date or, if later, the date such Transferred Employee becomes employed by the Corporation.

(4)           Vesting in Transferred Amounts:  A Participant in this Participating Group shall at all times be 100% vested in his sub-account balance attributable to his transferred account balance from the Nabisco Plan.

(5)           Special Distribution and Withdrawal Provisions. The distributions and withdrawal provisions of the Plan shall apply to the transferred account balances from the Nabisco Plan, with the modifications set forth below. The following provision of this paragraph 5 shall apply only to that portion of a Participant’s benefit under the Plan which is attributable to amounts transferred to this Plan from the Nabisco Plan. Prior to termination of Service, Retirement, death or Permanent and Total Disability, and subject to the provisions set forth below, a Participant in this Participating Group may elect to withdraw all or part of the following portions of his account attributable to the amounts transferred from the Nabisco Plan, in the following order:

(a)           his after-tax contributions, plus earnings with respect thereto;

(b)           his company matching contributions (whether or not made in the form of matching stock contributions) and rollover contributions, plus earnings with respect thereto; and

K-1

(c)           upon Permanent and Total Disability, his pre-tax contributions, plus earnings with respect thereto.

K-2

SUPPLEMENT L

KRAFT FOODS GLOBAL, INC. THRIFT PLAN
Special Benefit Schedule for Former Participants in the
Entenmann’s, Inc. Employee Savings Plan

Pursuant to subsection 1.12, this Supplement L is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Supplement L.

(1)           Participating Group:  This Supplement L modifies and supplements the provisions of the Plan in connection with the participation in the Plan of employees of Entenmann’s Inc., and in connection with the merger into the Plan of the Entenmann’s, Inc. Employee Savings Plan (the “Entenmann’s Plan”). For purposes of this Supplement L, the term “Entenmann’s Participants” means those Participants in the Plan who immediately prior to the Effective Date were participants in the Entenmann’s Plan and who had benefits from such plan transferred to this Plan.

(2)           Effective Date:  January 1, 1995.

(3)           Eligibility:  An Entenmann’s Participant shall become a Participant in the Plan on the Effective Date. Any other employee of Entenmann’s, Inc. shall become eligible to participate in the Plan on the later of the Effective Date or the date such employee would otherwise become eligible to participate in accordance with the provisions of Section 2 of the Plan.

(4)           Merger of Plans:  The Entenmann’s Plan shall be merged with and into the Plan effective January 1, 1995, and the assets and liabilities of the Entenmann’s Plan shall become the assets and liabilities of the Plan effective with the merger, in accordance with Section 414(l) of the Code. Effective with the date of the merger, the provisions of the Plan shall apply to the transferred account balances from the Entenmann’s Plan, with the modifications set forth below.

(5)           Vesting in Transferred Amounts:  An Entenmann’s Participant shall be vested in amounts attributable to his transferred account balance from the Entenmann’s Plan (his “Entenmann’s balance”) in accordance with the schedule set forth in subsection 9.1, taking into account vesting service credited under the Entenmann’s Plan prior to the Effective Date.

(6)           Special In-Service Withdrawal Provisions:  The provisions of this paragraph 6 shall apply only with respect to an Entenmann’s Participant’s Entenmann’s balance.

(a)           Prior to his Termination Date, a Participant may elect to withdraw all or a portion of his Entenmann’s balance attributable to his after-tax supplemental contributions (including the earnings and appreciation thereon). The minimum amount which a Participant may elect to have distributed to him pursuant to this subparagraph shall be the lesser of $500 or his Entenmann’s balance attributable to his after-tax supplemental contributions (including the earnings and appreciation thereon). A Participant who elects to receive a distribution pursuant to this subparagraph shall continue his status as a Participant in the Plan. Amounts withdrawn by a Participant pursuant to this subparagraph shall be distributed to him in cash, except that he can elect to have distributions from the Altria Group Stock Fund paid in whole shares of Altria Group Common Stock.

(b)           Prior to his Termination Date, a Participant who is not vested may elect to withdraw all of his Entenmann’s balance attributable to his after-tax basic contributions (including the earnings and appreciation thereon). Partial withdrawals of a Participant’s after-tax basic contributions (including the earnings and appreciation thereon) will not be permitted. Notwithstanding any other provision of the Plan, any Participant who makes a total withdrawal of his after-tax basic contributions pursuant to this subparagraph shall be suspended from making After-Tax Contributions and may not resume such contributions until the first day of any month which is at least 6 months after the day on which he discontinued such contributions. Any Participant who makes a withdrawal pursuant to this subparagraph shall forfeit the amount of any corresponding post-December 31, 1985 Entenmann’s balance in his Matching Account. Amounts withdrawn by a Participant pursuant to this subparagraph shall be distributed to him in cash or in stock in accordance the preceding subparagraph.

(c)           Prior to his Termination Date, a Participant who is vested may elect to withdraw that portion of his Entenmann’s balance attributable to after-tax basic contributions and Company contributions (including the earnings and appreciation thereon). Amounts withdrawn by a Participant pursuant to this subparagraph shall be distributed to him in the following order and in cash or in stock in accordance with the preceding subparagraphs:

(i)            All or a portion of his Entenmann’s balance attributable to such after-tax basic contributions. A Participant may make two withdrawals from his Entenmann’s balance attributable to such after-tax basic contributions. The minimum amount of any withdrawal is the lesser of $500 or his Entenmann’s balance attributable to such after-tax basic contributions. However, a Participant’s second withdrawal must be of his entire Entenmann’s balance (except for that part of his Entenmann’s balance attributable to before-tax basic contributions). Notwithstanding any other provision of the Plan, any Participant who makes a second withdrawal of his after-tax basic contributions pursuant to this subsection shall be suspended from making Before-Tax Contributions and After-Tax Contributions and may not resume any such contributions until the first day of any month which is at least 12 months after the day on which he discontinued such contributions.

(ii)           If he has withdrawn the maximum amount permitted under (a), all or a portion of his Entenmann’s balance attributable to such Company contributions provided, however, that the minimum amount which a

Participant may elect to have distributed to him pursuant to this subparagraph shall be $1,000 or the balance in his Company contribution account, whichever is less.

(d)           The value of a Participant’s Entenmann’s balance distributed pursuant to this paragraph shall be determined as of the Valuation Date next following receipt by the Committee of notice of such election.

(e)           The value of a Participant’s Entenmann’s balance in his Account which is forfeited shall be applied to reduce Employer contributions.

(f)            At any time during his employment, a Participant may withdraw the total value of his Rollover Contributions and the earnings and appreciation thereon.

The Participant will not be required to discontinue contributions to the Plan for any period of time on account of a withdrawal of the value of Rollover Contributions.

SUPPLEMENT M

KRAFT FOODS GLOBAL, INC. THRIFT PLAN
Special Benefit Schedule for Former Participants in the
Freihofer Savings and Profit Sharing Plan

Pursuant to subsection 1.12, this Supplement M is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Supplement M.

(1)           Participating Group:  This Supplement M modifies and supplements the provisions of the Plan in connection with the participation in the Plan of employees of the Charles Freihofer Baking Company, Inc. (Freihofer), and in connection with the merger into the Plan of the Charles Freihofer Baking Company, Inc. Savings and Profit Sharing Plan (the “Freihofer Plan”). For purposes of this Supplement M, the term “Freihofer Participants” means those Participants in the Plan who immediately prior to the Effective Date were participants in the Freihofer Plan and who had benefits from such plan transferred to this Plan.

(2)           Effective Date:  January 1, 1995.

(3)           Eligibility:  A Freihofer Participant shall become a Participant in the Plan on the Effective Date. Any other employee of Freihofer shall become eligible to participate in the Plan on the later of the Effective Date or the date such employee would otherwise become eligible to participate in accordance with the provisions of Section 2 of the Plan.

(4)           Merger of Plans:  The Freihofer Plan shall be merged with and into the Plan effective January 1, 1995, and the assets and liabilities of the Freihofer Plan shall become the assets and liabilities of the Plan effective with the merger, in accordance with Section 414(l) of the Code. Effective with the date of the merger, the provisions of the Plan shall apply to the transferred account balances from the Freihofer Plan, with the modifications set forth below.

(5)           Vesting in Transferred Amounts:  A Freihofer Participant’s vested interested in his sub-account balance attributable to his transferred account balance from the Freihofer Plan shall be determined by applying the Plan’s vesting schedule under subsection 9.1 to the vesting service credited under the Freihofer Plan prior to the Effective Date, provided that a Freihofer Participant’s subaccount balance shall be at least 50% vested at all times.

(6)           Special Withdrawal Provision:  The provisions of this paragraph 6 shall apply only with respect to that portion of a Freihofer Participant’s benefit which is attributable to amounts transferred to this Plan from the Freihofer Plan. Notwithstanding the provisions of subsection 10.2, a Freihofer Participant may withdraw any voluntary after-tax contributions made to the Freihofer Plan and any earnings allocable thereto, until November 1, 1999 subject to a minimum withdrawal of $300.

M-1

SUPPLEMENT N

KRAFT FOODS GLOBAL, INC. THRIFT PLAN
Special Benefit Schedule for Former Participants in the
Balance Bar Company 401(k) Plan

Pursuant to subsection 1.12, this Supplement N is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Supplement N.

(1)           Participating Group:  This Supplement N modifies and supplements the provisions of the Plan in connection with the participation in the Plan of employees of the Balance Bar Company (Balance Bar), and in connection with the merger into the Plan of the Balance Bar Company 401(k) Plan (the “Balance Par Plan”). For purposes of this Supplement N, the term “Balance Bar Participant” means a Participant in the Plan who, immediately prior to the Effective Date, was a participant in the Balance Bar Plan and who had benefits from such plan transferred to this Plan.

(2)           Effective Date:  January 1, 2001.

(3)           Eligibility. A Balance Bar Participant shall become a Participant in the Plan on the Effective Date. Any other employee of Balance Bar shall become eligible to participate in the Plan on the later of the Effective Date or the date such employee would otherwise become eligible to participate in accordance with the provisions of Section 2 of the Plan.

(4)           Merger of Plans:  Effective as of January 1, 2001, the Balance Bar Plan shall be merged with and into the Plan, and the assets and liabilities of the Balance Bar Plan shall become the assets and liabilities of the Plan in accordance with Section 414(1) of the Code. Effective on and after January 1, 2001, the provisions of the Plan shall apply to the amounts transferred from the Balance Plan, with the modifications set forth below.

(5)           Vesting in Transferred Amounts:  A Balance Bar Participant’s interest in his sub-account balance attributable to amounts transferred from the Balance Bar Plan shall be fully vested and nonforfeitable.

(6)           Rehired Participants. If a former participant in the Balance Bar Plan who terminated from the employ of Balance Bar prior to the Effective Date and before his Balance Bar Plan account balance was fully vested is employed by the Company or a Related Company before such participant incurs five consecutive one year breaks in service, the amount previously forfeited (without adjustment for earnings or losses) shall be restored to a sub-account established for the benefit of the Participant in accordance with the provisions of subsection 11.4 of the Plan as though such forfeiture had occurred under the Plan. Such sub-account balance shall thereafter be fully vested and nonforfeitable. For purposes of this Supplement N. a Former Balance Bar Participant shall incur five consecutive once year breaks-in-service on the later of (i) the date he incurs five consecutive One-Year-Breaks-in-Service as defined and determined under the Plan, or (ii) the date he incurs five consecutive “1-year Break in Service” as defined and determined under the provisions of the Balance Bar 401(k) Plan as in effect immediately prior to the Effective Date. If a former participant in the Balance Bar Plan is employed by the Company or a Related Company after the date determined under the preceding sentence, no restoration shall be made and his employment shall have no effect on the amount previously forfeited under the Balance Bar Plan.

(7)           Initial Investment. Amounts transferred from the Balance Bar Plan initially shall be invested in the Investment Funds in accordance with such procedures as may be approved by the Committee. Thereafter, Balance Bar Participants may elect to transfer prospectively an amount invested in one Investment Fund to one or more other Investment Funds in accordance with Section 6; provided, however, that the Committee may impose such restrictions on transfer as it deems appropriate to accomplish the merger of the Plans and the reconciliation of transferred account balances.

(8)           Loans. Any loans outstanding under the Balance Bar Plan on the Effective Date shall be transferred to the Plan and shall remain in effect in accordance with the provisions of the applicable loan documents and the Balance Bar Loan Program. Any loans from the Plan to a Balance Bar Participant made after the Effective Date shall be in accordance with Section 10 of the Plan.

(9)           Special Rule for Payments to Beneficiaries. The provisions of this paragraph 9 shall apply only with respect to that portion of a Balance Bar Participant’s benefit which is attributable to amounts transferred to this Plan from the Balance Bar Plan. Notwithstanding the provisions of subsection 10.2(a) of the Plan (relating to distributions to a Beneficiary other than a Participant’s spouse), a Beneficiary of a Balance Bar Participant who is not such Participant’s spouse may elect payment in the form of substantially equal monthly, quarterly, semi-annual or annual installments over a period determined by the Participant or Beneficiary (subject to subsection 11.5), provided that payments of such installments begin as of an annuity starting date occurring before the earlier of (i) January 1, 2003, or (ii) the 90th day after the date that Balance Bar Participants are furnished a summary of the merger amendment that eliminates this optional form of payment with respect to such non-spouse Beneficiaries. Such summary shall satisfy the requirements for a summary of material modifications under 29 CFR 2520.104b-3.

(10)         Recalculation of Life Expectancy. Life expectancy of the Participant or his spouse shall not be recalculated under subsection 11.5, except that life expectancy may be recalculated with respect to the portion of a Balance Bar Participant’s account balance that is attributable to amounts transferred to this Plan from the Balance Bar Plan, provided that distribution of such portion of the account begins as of an annuity starting date occurring before the earlier of (i) January 1, 2003, or (ii) the 90th day following the date that Balance Bar Participants are furnished a summary of the merger amendment that eliminates this recalculation option. Such summary shall satisfy the requirements for a summary of material modifications under 29 CFR 2520.104b-3.

(11)         Beneficiary Designation. The beneficiary designation filed and in effect under the Balance Bar Plan shall be given effect under the Plan unless and until revoked by a new beneficiary designation filed under the Plan. Any such new beneficiary designation shall be effective for the Participant’s entire account balance, including any portion attributable to amounts transferred from the Balance Bar Plan.

SUPPLEMENT O

KRAFT FOODS GLOBAL, INC. THRIFT PLAN
Special Benefit Schedule for Former Participants in the
Long Term Savings Plan for Hourly Employees

Pursuant to subsection 1.12, this Supplement O is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Supplement O.

(1)           Participating Group:  This Supplement O modifies and supplements the provisions of the Plan in connection with the merger into the Plan of the Long Term Savings Plan for Hourly Employees (the “LOTS Plan”) and the participation in the Plan of individuals who were formerly participants in the LOTS Plan. For purposes of this Supplement O, the term “LOTS Participants” means those Participants in the Plan who immediately prior to the Effective Date were participants in the LOTS Plan and who had benefits from such plan transferred to this Plan.

(2)           Effective Date:  October 1, 1998.

(3)           Eligibility:  A LOTS Participant shall become a Participant in the Plan on the Effective Date or the date such employee would otherwise become a Participant in the Plan in accordance with the provisions of Section 2 of the Plan, if earlier.

(4)           Merger of Plans:  The LOTS Plan shall be merged with and into the Plan effective October 1, 1998, and the assets and liabilities of the LOTS Plan shall become the assets and liabilities of the Plan effective with the merger in accordance with section 414(l) of the Code. Effective with the date of the merger, the provisions of the Plan shall apply to the transferred account balances from the LOTS Plan, with the modifications set forth below.

(5)           Vesting in Transferred Amounts:  A LOTS Participant’s vested interested in his subaccount balance attributable to his transferred account balance from the LOTS Plan shall be determined by applying the Plan’s vesting schedule under subsection 9.1. A LOTS Participant’s vesting service under the Plan for periods prior to the Effective Date shall not be less than the service, if any, credited to such Participant for vesting purposes under the LOTS Plan for periods prior to the Effective Date

O-1

SUPPLEMENT P
TO
KRAFT FOODS GLOBAL, INC. THRIFT PLAN
ESOP Fund Provisions

The effective date of this Supplement P and the ESOP Fund to which it relates is December 15, 2001.

(1)           Purpose. The purpose of this Supplement P is to set forth the provisions of the Plan applicable to the ESOP Fund and not set forth elsewhere in the Plan.

(2)           Definitions. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the plan is similarly used or defined for purposes of this Supplement P.

(3)           Diversification      . Consistent with the diversification requirements of section 401(a)(28) of the Code, a Participant may elect to diversify all or a portion of his account which is invested in the ESOP Fund by filing an investment election pursuant to subsection 6.3 of the Plan.

(4)           Put Options. If Employer Common Stock held under the ESOP Fund is not readily tradeable on an established securities market (within the meaning of section 409(h)(1)(B) of the Code), any Participant or Beneficiary who is entitled to a distribution of such stock from the Plan shall have a right to require the Employer to repurchase such shares in accordance with section 409(h)(1)(B) of the Code.

(5)           ESOP Loan. Unless further amended to include the applicable provisions of Treas. Reg. section 54.4975-7 and 11, the Plan may not engage in an “Exempt Loan.”  The term “Exempt Loan” means a loan made to the ESOP by a disqualified person or a loan to the ESOP which is guaranteed by a disqualified person, including a direct loan of cash, a purchase-money transaction, and an assumption of the obligation of the ESOP. In addition, the ESOP shall not obligate itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder.

(6)           Appraiser. If at any time the Employer Common Stock held by the Plan is not readily tradeable on an established securities market, all valuations of such stock with respect to activities carried on by the Plan will be made by an independent appraiser meeting the requirements of section 401(a)(28) of the Code.

(7)           Voting Rights. Full and fractional shares of Employer Common Stock invested in the ESOP Fund and allocated to any Account shall be voted by the Trustee only in accordance with, and upon instructions of, the Participant, Beneficiary or Alternate Payee, as the case may be, to whose Account such shares (or units representing such shares) are allocated on forms provided for that purpose. Such forms, together with all information distributed to stockholders regarding the exercise of such rights, shall be provided to each Participant, Beneficiary or Alternate Payee whose Accounts are invested

P-1

in the ESOP Fund (including both subparts thereof). Upon timely receipt of instructions, the Trustee shall vote such shares as so instructed. Shares of Employer Common Stock for which the Trustee has not received voting instructions shall be voted in accordance with the terms of the Trust Agreement.

P-2

SUPPLEMENT Q

KRAFT FOODS GLOBAL, INC. THRIFT PLAN
Nabisco Participants

This Supplement Q to Kraft Foods Global, Inc. Thrift Plan sets forth special provisions that are applicable as of January 1, 2003 with respect to the Participating Group described below and supercedes any provisions of the Plan which are not consistent with this Supplement Q.

(1)           Participating Group:  This Supplement Q is applicable with respect to each individual who, on December 31, 2002, (i) is a participant in the Nabisco, Inc. Capital Investment Plan (the “Nabisco CIP”), (ii) has satisfied the eligibility conditions for participation in the Nabisco CIP but has not elected to participate, (iii) is a participant in the Nabisco, Inc. Employee Savings Plan (the “Nabisco ESP”) (other than a participant who is a current or former member of a collective bargaining unit to which participation in the Nabisco ESP is extended), or (iv) has satisfied the eligibility conditions for participation in the Nabisco ESP but has not elected to participate (excluding any such individual who is a current or former member of a collective bargaining unit to which participation in the Nabisco ESP is extended). Each individual described in clause (ii) or (iv) above is referred to as an “Eligible Nabisco Employee.”

(2)           Participation. Each individual who, on December 31, 2002, is a participant in the Nabisco CIP or Nabisco ESP (other than a participant who is a current or former member of a collective bargaining unit) shall become a Participant in the Plan on January 1, 2003, subject to the terms and conditions of the Plan. Subject to the terms and conditions of the Plan, each employee of an Employer who was not eligible to participate in the Plan immediately prior to January 1, 2003 but who was an Eligible Nabisco Employee, shall be eligible to participate in the Plan on January 1, 2003.

(3)           Transfer from the Nabisco ESP:  Effective January 1, 2003, assets and liabilities of the Nabisco ESP attributable to current or former non-union hourly employees are merged with and into the Plan. Amounts transferred from the Nabisco ESP are subject to the provisions of the Plan, as modified by this Supplement Q, for periods on and after January 1, 2003.

(4)           Transfer from the Nabisco CIP:  Effective January 1, 2003, all assets and liabilities under the Nabisco CIP are merged with and into the Plan. Amounts transferred from the Nabisco CIP are subject to the provisions of the Plan, as modified by this Supplement Q, for periods on and January 1, 2003.

(5)           Credit for Vesting Service:  The service credited for vesting purposes under the Plan with respect to a Participant for periods prior to January 1, 2003, shall not be less than the service, if any, credited for vesting purposes under the Nabisco ESP or Nabisco CIP, as applicable, with respect to such Participant for that period.

Q-1

(6)           Vesting in Transferred Amounts:  The portion of the account balances of a Participant which are attributable to amounts transferred from the Nabisco ESP or Nabisco CIP are fully vested and nonforfeitable.

(7)           Special Withdrawal Provisions:  A Participant shall be eligible to withdraw amounts attributable to account balances transferred from the Nabisco ESP or Nabisco CIP (including any earnings on such transferred account balances) at the times and in the forms provided under the terms of the plan from which such account balances were transferred as in effect on December 31, 2002.

(8)           Loans. Any loan transferred from the Nabisco ESP or Nabisco CIP may be prepaid to the extent provided by the terms of such loan and the Nabisco ESP or Nabisco CIP, as applicable, and in the event that the Participant terminates employment while such loan is still outstanding, such loan shall not automatically accelerate but may continue to be repaid in accordance with its terms and the provisions of the plan from which such loan was made.

Q-2

SUPPLEMENT R

KRAFT FOODS GLOBAL, INC. THRIFT PLAN
Minimum Distribution Requirements After 2001

(1)           General Rules.

(a)           Effective Date. The provisions of this Supplement R will apply for purposes of determining required minimum distributions for Distribution Calendar Years beginning with the 2002 calendar year.

(b)           Precedence. The requirements of this Supplement R will take precedence over any inconsistent provisions of the Plan.

(c)           Requirements of Treasury Regulations Incorporated. All distributions required under this Supplement R will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

(2)           Time and Manner of Distribution.

(a)           Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b)           Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)            If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained the age of 70½, if later.

(ii)           If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then except as provided in paragraph 5 below distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)          If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)          If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this paragraph (2)(b), other than paragraph 2(b)(i), will apply as if the surviving spouse were the Participant.

For purposes of this paragraph 2(b) and paragraph (4), unless subparagraph (2)(b)(iv) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subparagraph (2)(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph (2)(b)(i).

(c)           Forms of Distribution. Unless the Participant’s interest is distributed in a single lump sum on or before the Required Beginning Date, as of the first distribution calendar year, distributions will be made in accordance with paragraphs (3) and (4) of this Supplement R.

(3)           Required Minimum Distributions During Participant’s Lifetime.

(a)           Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)            the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)           if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(b)           Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this paragraph (3) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(4)           Required Minimum Distributions After Participant’s Death.

(a)           Death On or After Distributions Begin.

(i)            Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(A)          The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)           If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)           If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)           No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)           Death Before Date Distributions Begin.

(i)            Participant Survived by Designated Beneficiary. Except as provided in paragraph 5 below, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in paragraph (4)(a).

(ii)           No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)          Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subparagraph (2)(b)(i), this paragraph (4)(b) will apply as if the surviving spouse were the Participant.

(5)           Application of 5-Year Rule to Distributions to Non-Spouse Beneficiaries. If the Participant dies before distributions begin and there is a designated beneficiary who is not the Participant’s surviving spouse, distribution to the designated beneficiary is not required to begin by the date specified in paragraph (2)(b)(ii) of this Supplement R, but the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. The provisions of this paragraph (5) shall not apply to distributions in the form described in subsection 11.1(b) (relating to installments) with respect to which the Annuity Starting Date has occurred prior to the Participant’s death.

(6)           Definitions.

(a)           “Designated Beneficiary” means the individual who is designated as the beneficiary under section 11.6 of the Plan and is the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b)           “Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subparagraph (2)(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(c)           “Life Expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d)           “Participant’s Account Balance” means the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)           “Required Beginning Date” shall have the meaning set forth in subsection 11.5(c) of the Plan.

SUPPLEMENT S

KRAFT FOODS GLOBAL, INC. THRIFT PLAN
Special Benefit Schedule for Former Participants in the
Veryfine Products, Inc. Retirement Savings Plan

Pursuant to subsection 1.12, this Supplement S is made a part of the Plan as of the effective date set forth below and supersedes any provisions of the Plan which are not consistent with this Supplement S.

(1)           Participant Group:  This Supplement S modifies and supplements the provisions of the Plan in connection with the participation in the Plan of employees of the Employer employed in its Veryfine Products business (“Veryfine Products Employees”), and in connection with the merger into the Plan of the Veryfine Products, Inc. Retirement Savings Plan (the “Veryfine Plan”). For purposes of this Supplement S, the term “Former Veryfine Plan Participant” means a Participant in the Plan who, immediately prior to the merger of the Veryfine Plan into this Plan, was a participant in the Veryfine Plan and had an account balance under the Veryfine Plan transferred to this Plan.

(2)           Effective Date. The Effective Date of this Supplement S is July 1, 2004.

(3)           Eligibility. Each Veryfine Products Employee shall be eligible to participate in the Plan on the later of July 1, 2004 or the date such employee would otherwise become eligible to participate in the Plan in accordance with the provisions of Section 2 of the Plan. Each Former Veryfine Plan Participant shall become a Participant in the Plan effective upon the merger of the Veryfine Plan into the Plan if he has not become a Participant before that date.

(4)           Merger of Plans:  Effective as of December 31, 2004 (the “Merger Date”), the Veryfine Plan shall be merged with and into the Plan, and the assets and liabilities of the Veryfine Plan shall become assets and liabilities of the Plan in accordance with section 414(l) of the Code. Effective for periods after December 31, 2004, the provisions of the Plan shall govern the amounts transferred from the Veryfine Plan, with the modifications set forth below.

(5)           Vesting in Transferred Amounts:  A Former Veryfine Plan Participant’s interest in his sub-account balance attributable to amounts transferred from the Veryfine Plan shall be fully vested and nonforfeitable at all times.

(6)           Initial Investment:  Amounts transferred from the Veryfine Plan initially shall be invested among the Investment Funds in accordance with procedures approved by the Committee. Thereafter, Former Veryfine Plan Participants may elect (but not retroactively) to transfer amounts attributable to the Veryfine Plan among the Investment Funds in accordance with Section 6 of the Plan; provided, however, that the Committee may impose such temporary restrictions on transfer as it deems appropriate to accomplish the merger of the Plans and the reconciliation of transferred account balances.

(7)           Loans. Any loans outstanding under the Veryfine Plan on the Merger Date shall be transferred to the Plan, shall continue in effect and shall continue to be governed by the terms and conditions of the applicable loan documents and the Veryfine Plan Loan Program until repaid, subject to such de minimis adjustments in the timing or amount of repayments as may be necessary to coordinate payroll schedules or other administrative practices and to ensure that the loan is repaid within its original term. Any loans made from the Plan to a Former Veryfine Plan Participant after the Merger Date shall be made in accordance with Section 10 of the Plan.

(8)           Special Withdrawal Provisions. The provisions of this paragraph 8 shall apply solely with respect to the portion of a Former Veryfine Participant’s Account attributable to amounts transferred to the Plan from the Veryfine Plan. Notwithstanding the provisions of subsection 10.2 of the Plan to the contrary, a Former Veryfine Participant whose Termination Date has not occurred may elect to withdraw all or part of his interest in his After-Tax Account and his Rollover Account at any time, whether or not such Participant has incurred a Hardship.

(9)           Special Distribution Provisions. The following provisions shall apply (i) after a Former Veryfine Plan Participant incurs a Termination Date and (ii) solely with respect to the portion of his Plan benefit which is attributable to amounts transferred to this Plan from the Veryfine Plan:

(a)           Such Participant may elect to receive distribution through the purchase from an insurance company of a single premium nontransferable annuity contract that provides for any form of annuity provided under an insurance contract; provided, however, that (i) distribution in the form of an annuity contract shall be permitted only with respect to distributions having an Annuity Starting Date before March 1, 2005 or, if later, the 90th day after the date that Former Veryfine Plan Participants are furnished a notice of the elimination of this form of distribution (including for purposes of such 90-day period, any period prior to the Merger Date and after such notice is issued under the Veryfine Plan), but in no event later than January 1, 2006, and (ii) once an eligible Participant elects distribution in the form of an annuity contract, that portion of the Participant’s account thereafter shall be subject to the provisions of subsection 11.3 of the Plan (relating to the automatic Joint and Survivor Annuity).

(b)           If such Participant has not reached his Required Beginning Date, he may elect, at any time prior to his Required Beginning Date, to receive a partial distribution in the form of a lump sum.

(10)         Beneficiary Designation. Any beneficiary designation filed and in effect under the Veryfine Plan immediately before the Merger Date shall be given effect under the Plan with respect to the Participant’s entire account balance unless and until it is revoked by the Participant by filing a new beneficiary designation under the Plan in accordance with subsection 11.6 or by filing a written revocation of the prior beneficiary designation with the Committee. Any new beneficiary designation or revocation of an existing beneficiary designation shall be effective with respect to the Participant’s entire account balance, including any portion attributable to amounts transferred from the Veryfine Plan.

(12)         Allocation of Amounts Released from Escrow. Pursuant to the terms of an escrow agreement entered into in connection with the sale of the stock of Veryfine Products, Inc. to Kraft Foods Global, Inc., effective March 29, 2004, certain escrowed funds may be paid to the Trustee, as successor-in-interest to the Trustee of the Veryfine Plan, over a seven-year period ending in 2011. Any such amount received by the Trustee represents proceeds from the sale of the Veryfine stock held in the employer stock investment fund under the Veryfine Plan as of March 29, 2004, and, accordingly, such amounts:

(a)           shall be allocated among and credited to the accounts of Former Veryfine Plan Participants (and any former participants in the Veryfine Plan who were invested in the employer stock fund as of March 29, 2004 but who are not Former Veryfine Plan Participants) in proportion to their respective interests in the employer stock investment fund maintained under the Veryfine Plan as of March 29, 2004;

(b)           shall not be considered contributions for purposes of the contribution provisions of Section 4 or 5 or the limitations of Section 8; and

(c)           shall initially be invested in the stable value or similar fund maintained under the Plan at the time such amounts are received by the Trustee, and thereafter shall be subject to Participant investment direction in accordance with Section 6 until distributed or withdrawn in accordance with Section 10 or 11, as applicable.

Solely to the extent necessary to carry out the provisions of this paragraph (12), an account shall be established and maintained under the Plan in the name of any former participant in the Veryfine Plan who had an account balance in the employer stock investment fund under the Veryfine Plan as of March 29, 2004, whether or not such individual is a Former Veryfine Plan Participant.